Exhibit 10.02

AMENDED AND RESTATED

SECURITY, PLEDGE AND TRUST AGREEMENT

between

NAVISTAR FINANCIAL CORPORATION

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

Dated as of July 1, 2005

i

SECTION 9.06.	Successors and Assigns	57

SECTION 9.07.	Currency Conversions	57

SECTION 9.08.	Governing Law	57

SECTION 9.09.	Counterparts	57

SECTION 9.10.	Termination	57

Schedule A	-	Permitted Receivables Sale Agreements

Schedule B	-	List of Collection Banks, Lock-boxes, Suspense Accounts and Collection Accounts

Schedule C	-	List of Proceeds Account Banks and Proceeds Deposit Accounts

Schedule D	-	Subsidiaries and Capitalization

Schedule E	-	Instruments

Exhibit A	-	Perfection Certificate

Exhibit B	-	Confirmation

v

AMENDED AND RESTATED SECURITY, PLEDGE AND TRUST AGREEMENT (this “Agreement”) dated as of July 1, 2005, between NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (with its successors, “Navistar Financial”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation duly organized and existing under the laws of the State of New York, acting individually and as trustee for the holders of the Secured Obligations.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Credit Agreement (such capitalized term and other capitalized terms used herein being used with the meanings given to such terms in Section 1.01), Navistar Financial desires to secure, equally and ratably, the payment of (i) the principal of and interest on the Loans and all other amounts from time to time owing by Navistar Financial under the Credit Agreement and (ii) all amounts from time to time owing by Navistar Financial in respect of Financial Services Obligations; and

WHEREAS, from time to time after the date hereof Navistar Financial may desire to secure additional Indebtedness equally and ratably with the Loans and Financial Services Obligations;

DECLARATION OF TRUST:

NOW, THEREFORE, in order to secure the payment of the Secured Obligations and in consideration of the premises and the mutual agreements set forth herein, Navistar Financial hereby grants the Trust Estate to the Trustee and the Trustee declares that it holds the Trust Estate as trustee in trust under this Agreement.

TO HAVE AND TO HOLD the Trust Estate unto the Trustee in trust under this Agreement and its assigns and their assigns forever.

IN TRUST NEVERTHELESS under and subject to the conditions set forth herein and for the benefit of the Secured Obligations and the holders thereof, and for the enforcement of the payment of the Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Agreement.

PROVIDED, HOWEVER, that if Navistar Financial or its assigns shall satisfy the conditions set forth in Section 8.02 and 8.03, then this Agreement, and the estates and rights hereby granted, shall cease, terminate and be void and of no further force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED that the Trust Estate is to be held and applied by the Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Account Debtor” means, with respect to any Receivable, any “account debtor” (as defined in the UCC) on such Receivable.

“Additional Secured Obligation” means any obligation which Navistar Financial designates as an Additional Secured Obligation pursuant to Section 2.07 after the date hereof.

“Additional Short-Term Debt” means (i) commercial paper issued by Navistar Financial and (ii) other Indebtedness for Borrowed Money (as defined in the Credit Agreement) of Navistar Financial owing to a bank, in each case (x) having a maturity not greater than 270 days from the date of the issuance or incurrence thereof and (y) not subject to any provision for extension or renewal or automatic “roll-over” at the option of either party.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent under the Credit Agreement, or any successor Administrative Agent appointed in accordance with the respective terms of such agreement.

“Affiliate” has the meaning specified in the Credit Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute.

“Blocked Account” has the meaning specified in the Credit Agreement.

“Books and Records” means all computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (except computer and peripheral equipment) of Navistar Financial pertaining to any of the Collateral, or regularly used by Navistar Financial in enforcing or identifying any of the Collateral or establishing the amount of any Navistar Financial Receivable, or identifying the Account Debtor with respect to any Navistar Financial Receivable, or identifying or establishing the amount of any Proceeds of any of the Collateral.

“Chattel Paper” means Navistar Financial Receivables which constitute “chattel paper” (as defined in the UCC).

“Collateral” means all property in which a security interest is granted to the Trustee pursuant to Section 2.01 and not released pursuant to the terms hereof.

“Collateral Account” has the meaning set forth in Section 6.01.

“Collateral Release Notice” has the meaning set forth in Section 8.03.

“Collection Account” has the meaning set forth in Section 4.07(a).

“Collection Bank” means each of the banks listed in Schedule C hereto, as amended from time to time in accordance with Section 4.07(c), at which one or more Lock-boxes and/or Suspense Accounts and/or Collection Accounts are maintained.

“Commitment” has the meaning specified in the Credit Agreement.

“Concentration Bank” means JPMorgan Chase Bank, N.A., in its capacity as the agent of the Trustee (or of a co-trustee or separate trustee), or any successor Concentration Bank appointed pursuant to Section 4.07(g) at which the Proceeds Allocation Account is maintained. If the Concentration Bank is an agent of a co-trustee or separate trustee appointed pursuant to Section 7.10, references to the “Trustee” in connection with the Concentration Bank shall refer to such co-trustee or separate trustee, as the case may be.

“co-trustee” has the meaning set forth in Section 7.10.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of July 1, 2005, among Navistar Financial Corporation, Arrendadora Financiera Navistar, S.A. de C.V., Organización Auxiliar Del Crédito, Servicios Financieros Navistar, S.A. de C.V., Sociedad Financiera de Objeto Limitado, a Mexican corporation, Navistar Comercial, S.A. de C.V., a Mexican corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A. as administrative agent, Bank of America, N.A., as syndication agent and The Bank of Nova Scotia, as documentation agent, as amended, supplemented or otherwise modified from time to time.

“Dealer” means (i) a Person with whom International or an affiliate of International has a valid dealer sales/maintenance agreement to sell Navistar Vehicles (it being understood that any such Person may also have an agreement with an OEM Supplier to sell OEM Vehicles), (ii) a truck equipment manufacturer with whom International has a valid agreement to sell International vehicles, (iii) a Person with whom Navistar Financial has a valid agreement to extend used truck floor plan terms or (iv) a Person for whom Navistar Financial provides financing for OEM Vehicles.

“Debt Indentures” means any indenture entered into after the date hereof pursuant to which Additional Secured Obligations are issued, in each case as such indenture is amended from time to time.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by Navistar Financial.

“Dollars” and “$” mean lawful money of the United States of America.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Effective Date” has the meaning specified in the Credit Agreement.

“Engine Accounts Sale Agreement” means the agreement by and between International and Navistar Financial, dated as of November 21, 2000.

“Equipment” means all “equipment” (as defined in the UCC) now or hereafter owned by Navistar Financial, including, without limitation, all motor vehicles, trucks, trailers, office equipment and computer hardware; provided that any of the foregoing which constitute Inventory shall be included in the meaning of the term “Inventory” and excluded from the meaning of the term “Equipment”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) all rules and regulations promulgated thereunder.

“ERISA Affiliate” has the meaning specified in the Credit Agreement.

“Event of Default” has the meaning specified in the Credit Agreement.

“Excluded Foreign Subsidiary” means any Navistar Financial Subsidiary that is not organized under the laws of any jurisdiction within the United States, in respect of which the pledge of all of the capital stock of such Subsidiary would, in good faith judgment of Navistar Financial, result in adverse tax consequences to Navistar Financial.

“Existing Senior Lien” has the meaning specified in Section 2.06(d).

“Financial Services Obligations” means all obligations of Navistar Financial to any Lender, or any affiliate of any Lender, under any Secured Interest Rate Agreement.

“General Intangibles” means all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by Navistar Financial (other than any Navistar Financial Receivable or Related Receivables Right), including, without limitation, to the extent the same constitute “general intangibles” (as defined in the UCC), (i) all rights and privileges of Navistar Financial in, to and under the Material Agreements, (ii) all patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of Navistar Financial or any ERISA Affiliate.

“Government Account” has the meaning set forth in Section 4.13(c).

“Government Receivables” has the meaning set forth in Section 4.13(a).

“Governmental Authority” has the meaning specified in the Credit Agreement.

“hereunder”, “hereby”, “herein”, “hereof” and like words refer to this Agreement as a whole (including any schedules and supplements hereto) and not merely to the specific section, paragraph or clause in which the respective word appears.

“Indebtedness” has the meaning specified in the Credit Agreement.

“Indenture Obligations” means the securities evidencing Indebtedness of Navistar Financial outstanding from time to time under the Debt Indentures; provided that such securities are Additional Secured Obligations.

“Indenture Trustee” means a trustee under any Debt Indenture.

“Instruments” means all “instruments” (as defined in Article 9 of the UCC) or “letters of credit” (as defined in the UCC), whether or not evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Navistar Financial Receivables, including (but not limited to) the Subsidiary Notes and any other promissory notes, drafts, bills of exchange and trade acceptances, in each case now owned by Navistar Financial or hereafter acquired by Navistar Financial or arising, other than any of the foregoing which (i) constitute or are part of a group of writings that constitute Chattel Paper or (ii) are marketable securities or Subsidiary Shares.

“Insurance Policies” means all rights of Navistar Financial in, to and under insurance policies of every kind, presently existing or hereafter acquired, under which any collateral securing any Navistar Financial Receivable is insured; provided that any such rights which constitute Proceeds shall be included in the meaning of the term “Proceeds” and excluded from the meaning of the term “Insurance Policies”.

“Intercompany Debt” means any Indebtedness owing from time to time by a Navistar Financial Subsidiary to Navistar Financial, whether or not such Indebtedness is evidenced by a promissory note or other “instrument” (as defined in Article 9 of the UCC).

“Intercompany Loan Agreement” means each agreement creating or evidencing Intercompany Debt, in each case as such agreement may be amended or supplemented from time to time.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect Navistar Financial against fluctuations in interest rates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“International” means International Truck and Engine Corporation, formerly Navistar International Transportation Corp., a Delaware corporation and its successors.

“Inventory” means all “inventory” (as defined in the UCC), now owned or hereafter acquired by Navistar Financial, wherever located.

“Lenders” means the lenders that are parties to the Credit Agreement, and their respective successors and assigns; and “Lender” means each of the foregoing.

“Letter of Credit” has the meaning specified in the Credit Agreement.

“Lien” has the meaning specified in the Credit Agreement.

“Loans” means the loans made by the Lenders pursuant to the Credit Agreement.

“Local UCC” has the meaning set forth in Section 4.01(f).

“Lock-box” has the meaning set forth in Section 4.07(a).

“Master Intercompany Agreement” has the meaning specified in the Credit Agreement.

“Material Agreements” means, collectively, (i) the Intercompany Loan Agreements, (ii) the Master Intercompany Agreement, (iii) the Tax Allocation Agreement, and (iv) each Receivables Sale Agreement, and each other agreement entered into by Navistar Financial in connection with any Receivables Sale Agreement or pursuant thereto, to which Navistar Financial is or becomes a party, in each case as such agreement is amended from time to time.

“Navistar Financial Receivables” means all right, title and interest, whether now owned or existing or hereafter arising or acquired, of Navistar Financial in Receivables, including, without limitation:

(a) all rights of Navistar Financial to receive payments of money or other consideration from International under the Master Intercompany Agreement, the Engine Accounts Sale Agreement, the Parents’ Side Agreement, the Tax Allocation Agreement, or otherwise, or from any Person (other than any Navistar Financial Subsidiary) under secured or unsecured borrowing or other credit arrangements,

(b) all rights of Navistar Financial to receive payment in respect of the purchase price of any asset (other than any Receivable) sold by it,

(c) all rights of Navistar Financial to receive payments of money or other consideration from a Purchaser or any trust or other similar entity created in connection with the sale of Receivables by Navistar Financial under any Receivables Sale Agreement or any other agreement executed in connection with such Receivables Sale Agreement (including, without limitation, all rights of Navistar Financial (i) to receive the purchase price of any Sold Receivables, including any portion thereof which becomes payable at any time following such sale, (ii) to be reimbursed for advances made or expenses incurred on behalf of any such Purchaser, trust or similar entity, and for expenses incurred by Navistar Financial in connection with its servicing of Receivables on behalf of any such Purchaser, trust or similar entity and (iii) to receive servicing fees in connection with the collection and administration of Sold Receivables on behalf of any such Purchaser, trust or similar entity),

(d) all rights of Navistar Financial to receive payments of money or other consideration from Account Debtors in respect of Retail Receivables and Wholesale Receivables (excluding any Sold Receivables) and

(e) all rights of Navistar Financial to receive payments of money or other consideration from any Navistar Financial Subsidiary in respect of any Intercompany Debt, any amounts payable from time to time to Navistar Financial under the Tax Allocation Agreement, or otherwise;

provided that the term “Navistar Financial Receivables” shall include Navistar Financial’s right, title and interest in Receivables with respect to which the United States of America or an agency or department thereof is the obligor only to the extent provided in Section 4.13; and provided, further, that the term “Navistar Financial Receivables” shall not include any Sold Receivables.

“Navistar Financial Subsidiary” means each Subsidiary of Navistar Financial.

“Navistar Vehicle” means any medium or heavy-duty truck produced by, or for, International or an affiliate of International and sold by International to Dealers.

“NFRRC” means Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors.

“NFSC” means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

“Notice of Acceleration” means a written notice delivered to the Trustee:

(i) by the Administrative Agent with respect to the Loans or other indebtedness outstanding under the Credit Agreement, or

(ii) by the relevant Indenture Trustee with respect to indebtedness constituting Secured Obligations hereunder and outstanding under a Debt Indenture,

in each case, stating that (a) such indebtedness has not been paid in full at the stated final maturity thereof and any applicable grace period has expired or (b) an event of default has occurred under the provisions of the relevant Secured Instrument, and, as a result thereof, such indebtedness has become due and payable prior to the stated maturity thereof.

“OEM Supplier” means any Person who sells OEM Vehicles to a Dealer and who has entered into an agreement for the benefit of Navistar Financial to repurchase new vehicle inventory from Navistar Financial upon Navistar Financial’s foreclosure upon such inventory owned by such Dealer (subject to such customary conditions and limitations as are acceptable to Navistar Financial).

“OEM Vehicle” means a new medium or heavy-duty truck manufactured by, or for, a manufacturer other than International.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to Navistar Financial (other than an employee of Navistar Financial or any Affiliate of Navistar Financial) reasonably satisfactory to the Trustee.

“Parent” means Navistar International Corporation, a Delaware corporation, and its successors.

“Parents’ Side Agreement” has the meaning specified in the Credit Agreement.

“Perfection Certificate” means a certificate substantially in the form of Exhibit A hereto, completed and supplemented with the schedules and attachments contemplated thereby to the reasonable satisfaction of the Trustee and duly executed by a Responsible Officer of Navistar Financial.

“Permitted Financial Intermediary” means at any time the Trustee, in its individual capacity, or any Affiliate of the Trustee, provided that (i) such Person in the ordinary course of its business maintains securities accounts for its customers and (ii) such Person is at such time acting in the capacity of a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC.

“Permitted Liens” means the Liens on the Collateral permitted to be created, assumed or to exist pursuant to Section 8.03 of the Credit Agreement.

“Permitted Receivables Sale Agreement” means any Receivables Sale Agreement (i) which is listed in Schedule A hereto or (ii) with respect to which the Trustee shall have received a certificate of a Responsible Officer (x) stating that such agreement was entered into after the date hereof and all sales thereunder are either expressly permitted or are not prohibited by any Secured Instrument and (y) setting forth the name and address of each Purchaser under such agreement, as such agreement may be amended from time to time.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Securities” means the Instruments and the Subsidiary Shares.

“Proceeds” means all “proceeds” (as defined in the UCC) of any of the Collateral described in clauses (i) through (xiv) of Section 2.01.

“Proceeds Account Bank” means any of the banks listed in Schedule C hereto, as amended from time to time in accordance with Section 4.07(c), at which a Proceeds Deposit Account is maintained.

“Proceeds Allocation Account” has the meaning set forth in Section 4.07(a).

“Proceeds Deposit Account” has the meaning set forth in Section 4.07(a).

“Purchaser” means, as applicable, NFSC, NFRRC, TRIP or any other purchaser of Receivables from Navistar Financial under any Receivables Sale Agreement.

“Qualified Securitization Transaction” has the meaning specified in the Credit Agreement.

“Receivable” means, as the context may require, either (a) all assets of the type classified under the heading “Finance Receivables” on the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche or (b) the aggregate Unpaid Balances thereof or (c) equipment on operating leases.

“Receivables Sale Agreement” means any agreement providing for the sale by Navistar Financial of any Receivables or interests in Receivables.

“Related Receivables Rights” means the rights with respect to Navistar Financial Receivables which are described in Section 2.01(i) to the extent such rights are “accounts”, “contract rights” or “general intangibles” (as such terms are defined in the UCC) and are not excluded from the coverage of the UCC by reason of Section 9-109 thereof.

“Releasing Secured Parties” means all the Lenders.

“Relevant UCC” means, with respect to any UCC Deposit Account Jurisdiction at any time, the Uniform Commercial Code as then in effect in such UCC Deposit Account Jurisdiction.

“Required Lenders” has the meaning specified in the Credit Agreement.

“Required Secured Parties” means the Required Lenders under the Credit Agreement; provided that, if at any time all principal of and interest on the Loans and all other amounts due under the Credit Agreement shall have been paid in full and the Commitments thereunder shall have terminated in their entirety, “Required Secured Parties” shall mean Indenture Trustees under Debt Indentures under which more than 50% of then aggregate outstanding principal amount of the Indenture Obligations were issued.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, vice president and treasurer, vice president and controller, and general counsel of Navistar Financial, but in any event, with respect to financial matters, the vice president and treasurer or the vice president and controller of Navistar Financial.

“Retail Receivables” means all Receivables of the types classified in the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche LLP (a) under the heading “Retail notes and lease financing” or (b) under the heading “Accounts”, except Wholesale Receivables.

“Retained Collections” means all amounts (except Sold Collections) which from time to time are received by Navistar Financial, a Collection Bank, the Concentration Bank, a Proceeds Account Bank or the Trustee as Proceeds of Navistar Financial Receivables which are Wholesale Receivables or Retail Receivables, including, without limitation, to the extent constituting Proceeds, (i) all payments of purchase prices, principal, finance charges, interest, late payment charges and other charges, (ii) all collection fees, extension fees and other fees, (iii) all insurance proceeds, payments by guarantors and other amounts to be applied to the payment of the foregoing, (iv) all net proceeds of the sale or other disposition of repossessed equipment, vehicle repair and replacement parts inventory or other collateral and (v) all proceeds of any repurchase or purchase of any Navistar Financial Receivables by the original seller or a third party.

“Secured Instruments” means at any time (i) the Credit Agreement and any promissory note issued thereunder, (ii) each Secured Interest Rate Agreement, and (iii) each other agreement, Debt Indenture, promissory note or “instrument” (as defined in Article 9 of the UCC), evidencing Additional Secured Obligations.

“Secured Interest Rate Agreement” means an Interest Rate Agreement between Navistar Financial and any Lender or any affiliate of any Lender that is in effect on the date hereof or with respect to which Navistar Financial’s obligations are hereafter designated as Additional Secured Obligations pursuant to Section 2.07.

“Secured Obligations” means:

(i) all principal of and interest on the Loans and all other sums payable by Navistar Financial under the Credit Agreement,

(ii) all sums payable by Navistar Financial under this Agreement including, without limitation, Trustee’s Fees,

(iii) all sums, if any, payable by Navistar Financial to any Lender or any affiliate of any Lender under any Secured Interest Rate Agreement, and

(iv) all Additional Secured Obligations;

provided that the terms “interest”, “sums” and “Additional Secured Obligations” as used above shall each include, without limitation, any interest which accrues on the relevant Secured Obligation after, or would so accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Navistar Financial.

“Secured Parties” means:

(i) so long as any Lender has any Commitment under the Credit Agreement or any Loan is outstanding or any amount due and payable by Navistar Financial under the Credit Agreement remains unpaid, the Lenders and the Administrative Agent,

(ii) the Trustee,

(iii) so long as any Secured Obligation (whether or not due and payable) is unpaid under any Debt Indenture, the Indenture Trustee under such Debt Indenture,

(iv) each Lender or affiliate thereof that is a party to a Secured Interest Rate Agreement, and

(v) each other holder of an Additional Secured Obligation.

“Securities Account” has the meaning set forth in Section 4.02.

“security interest” means a “security interest” (as defined in the UCC).

“Senior Lien” has the meaning specified in Section 2.06(a).

“Sold Collections” means all amounts which from time to time (i) are received by Navistar Financial, International, a Collection Bank, the Concentration Bank, a Proceeds Account Bank or the Trustee in each case with respect to Sold Receivables and (ii) are owed to a Purchaser or its assignee, or are required to be deposited in a special purpose trust or similar account, in connection with any Permitted Receivables Sale Agreement.

“Sold Receivables” means any Receivables transferred by Navistar Financial pursuant to any Permitted Receivables Sale Agreement and not repurchased by Navistar Financial, except to the extent that Navistar Financial retains an ownership or other interest therein.

“Subsidiary” of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Notes” means (i) the notes listed in Schedule E hereto evidencing Intercompany Debt and (ii) any other promissory notes or “instruments” (as defined in Article 9 of the UCC) required to be pledged to the Trustee pursuant to Section 4.03(c).

“Subsidiary Shares” means (i) the shares of capital stock or membership interests of the Navistar Financial Subsidiaries listed in Schedule D hereto and (ii) any other shares of capital stock or membership interests required to be pledged to the Trustee pursuant to Section 4.03(c).

“Supporting Obligations” means all “supporting obligations” (as defined in the UCC)

“Suspense Account” has the meaning set forth in Section 4.07(a).

“Tax Allocation Agreement” has the meaning specified in the Credit Agreement.

“TRIP” means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.

“TRIP Receivables Purchase Agreement” means the Receivables Purchase Agreement by and between TRIP and Navistar Financial, dated as of October 16, 2000.

“Trust Estate” means all right, title and interest of the Trustee in, to and under the Collateral.

“Trustee” means Deutsche Bank Trust Company Americas[, a New York banking corporation,] in its capacity as Trustee hereunder, and any successor thereto in such capacity appointed pursuant to Section 7.07, which successor shall be (a) a bank or trust company in good standing and having power to act as Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia, having its principal corporate trust office within the 48 contiguous States and having capital, surplus and undivided profits of not less than $250,000,000.00, and (b) selected by Navistar Financial, subject to the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

“Trustee’s Fees” means all fees, costs, indemnities and expenses of the Trustee of the types described in Sections 4.10, 4.11, 7.12 and 7.13.

“Trustee’s Security Interest” means the security interest granted to the Trustee in Section 2.01.

“2004 Annual Report” means Navistar Financial’s 2004 Annual Report on Form 10-K for the fiscal year ended October 31, 2004, in the form delivered to the Lenders prior to the date hereof.

“UCC” means at any time the Uniform Commercial Code as in effect in the State of New York; provided that if, by reason of mandatory provisions of law, the validity or perfection of the Trustee’s Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection (and for purposes of definitions related to such provisions).

“UCC Deposit Account” means a “deposit account” (as defined in the Relevant UCC) now or hereafter maintained by Navistar Financial in a UCC Deposit Account Jurisdiction.

“UCC Deposit Account Jurisdiction” means, at any time, any jurisdiction in which the Relevant UCC then governs the creation, attachment and perfection of security interests in “deposit accounts” (as defined in the Relevant UCC).

“Unpaid Balances” has the meaning set forth in the Credit Agreement.

“Upgrading” has the meaning set forth in the Credit Agreement.

“Used Truck Center” means any facility (including, without limitation, any Dealer or any facility of International) which regularly holds for sale any Inventory and/or Equipment.

“Wholesale Receivables” means all Receivables of the types classified in the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche LLP under the heading “Wholesale notes” or under the heading “Accounts”, but only such “Accounts” with respect to which the obligor is a Dealer.

SECTION 1.02. Interpretation. References in this Agreement to the term “sale” with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a “true sale” under applicable legal principles. The terms “sell” and “sold”, as used as described in the foregoing sentence, shall have correlative meanings.

ARTICLE II

THE SECURITY INTEREST

SECTION 2.01. Grant of Security Interest. To secure the due and punctual payment of all Secured Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the due and punctual performance of all of the obligations of Navistar Financial contained herein, Navistar Financial hereby grants to the Trustee a continuing security interest in and to all of the following property of Navistar Financial (all being collectively referred to as the “Collateral”):

(i) all Navistar Financial Receivables and all rights of Navistar Financial (A) with respect to any collateral security for any Navistar Financial Receivable, (B) under any “security agreement” (as defined in the UCC) securing any Navistar Financial Receivable or (C) assertable against any Person other than the related obligor, under a guaranty, warranty or otherwise, in connection with any Navistar Financial Receivable or any collateral securing any Navistar Financial Receivable,

(ii) all of Navistar Financial’s right, title and interest in marketable securities, and all of Navistar Financial’s rights and privileges with respect thereto, and all income and profits thereon, and all interest and other payments with respect thereto,

(iii) all Pledged Securities and all of Navistar Financial’s rights and privileges with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto, and all rights of Navistar Financial (A) with respect to any collateral security for any Instrument or (B) under any “security agreement” (as defined in the UCC) securing any Instrument,

(iv) all Chattel Paper,

(v) all General Intangibles and all of Navistar Financial’s rights and privileges with respect to the General Intangibles, and all income and profits thereon, and all interest and other payments with respect thereto (excluding any General Intangibles, which by their terms, prohibit any security interest from being taken thereon, but not excluding any Receivables arising out of any such General Intangibles or any money due or to become due under any such General Intangibles),

(vi) all Documents,

(vii) all Inventory,

(viii) all Equipment,

(ix) all right, title and interest of Navistar Financial in the Collateral Account, all funds deposited therein from time to time, the investments made pursuant to Section 6.03 and other monies and property of any kind of Navistar Financial in the possession or under the control of the Trustee,

(x) all right, title and interest of Navistar Financial in Books and Records,

(xi) all Insurance Policies, and

(xii) all UCC Deposit Accounts, all funds deposited therein from time to time, all interest earned thereon and all “proceeds” (as defined in the Relevant UCC) thereof,

(xiii) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above), and

(xiv) to the extent not otherwise included, all Proceeds, Supporting Obligations, and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, in each case, whether now owned or existing or hereafter acquired or arising and regardless of where located; provided that the Trustee’s Security Interest may be released from time to time after the date hereof with respect to certain Collateral as provided in Sections 2.02, 2.05, 4.02(f), 4.07(d) and 8.01; provided further that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is (i) prohibited by any Requirements of Law of a Governmental Authority, (ii) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or (iii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any marketable security or Pledged Security, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; and provided further that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in the Blocked Account or the Proceeds thereof or in more than 65% of the total outstanding capital stock of any Excluded Foreign Subsidiary. The foregoing grant of a security interest shall not be effective at any time prior to the date hereof.

SECTION 2.02. Release of Security Interest in Receivables. Navistar Financial expects to sell or assign Receivables, or interests in Receivables, from time to time pursuant to Permitted Receivables Sale Agreements. The Trustee’s Security Interest in any Sold Receivables, in all Sold Collections related thereto, in all related rights of the types described in Section 2.01(i) and related Insurance Policies and Books and Records which are expressly sold or assigned by Navistar Financial pursuant to any Permitted Receivables Sale Agreement and in all

Proceeds of the foregoing (but not in Proceeds arising from the sale or assignment of such Receivables and related rights by Navistar Financial) shall, immediately upon the sale or assignment of such Receivables pursuant to a Permitted Receivables Sale Agreement and without any further action on the part of the Trustee, be automatically released unless a Notice of Acceleration is in effect at the time of such sale and the Purchaser under such Permitted Receivables Sale Agreement shall have received notice from the Trustee pursuant to Section 5.01, before Navistar Financial shall have become legally obligated to sell such Receivables, stating that a Notice of Acceleration is in effect.

SECTION 2.03. Continuing Liability of Navistar Financial and its Subsidiaries. Anything herein to the contrary notwithstanding, Navistar Financial shall remain liable under each contract, agreement, interest and obligation included in the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it thereunder (including, without limitation, any undertaking to maintain insurance), all in accordance with and pursuant to the terms and provisions thereof, and shall do nothing to impair the Trustee’s Security Interest in any Collateral. Neither the Trustee nor any other Secured Party shall have any obligation or liability under any such contract, agreement, interest or obligation by reason of or arising out of this Agreement or the receipt by the Trustee or any other Secured Party of any payment relating to any such contract, agreement, interest or obligation pursuant hereto, nor shall the Trustee or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Navistar Financial thereunder or pursuant thereto, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such contract, agreement, interest or obligation, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

SECTION 2.04. Rights of Secured Parties Under Secured Instruments. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of each Secured Obligation held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the relevant Secured Instrument or, subject to any limitations in such Secured Instrument or in any other agreement to which such Secured Party is a party or by which such Secured Party is bound, to institute suit for the enforcement of such payment on or after such due date, and the obligation of Navistar Financial to pay such Secured Obligation when due, shall not be impaired or affected without the consent of such Secured Party.

SECTION 2.05. Release of Collateral. Unless a Notice of Acceleration is in effect, Navistar Financial may (in addition to its rights under Sections 2.02, 4.02 and 4.07(d)) (x) sell or otherwise dispose of any item of Collateral in the ordinary course of business if such sale or disposition is not prohibited by any Secured Instrument, (y) sell any Collateral subject to any Senior Lien in a sale as to which the Trustee shall have waived its rights in accordance with Section 2.06 and (z) sell or otherwise dispose of any item of Collateral (including UCC Deposit Accounts) pursuant to a Qualified Securitization Transaction. In connection with any such sale or disposition,

(i) the Trustee’s Security Interest in such item (but not in the Proceeds arising from such sale or disposition) shall cease immediately upon such sale or disposition, without any further action on the part of the Trustee;

(ii) if such item is in the possession of the Trustee, any co-trustee or any of their respective agents, the Trustee, such co-trustee or such agent shall deliver such item to Navistar Financial promptly following receipt of a certificate of a Responsible Officer (1) requesting such delivery and certifying that such sale or other disposition is permitted in accordance with this Section 2.05, (2) certifying that such delivery is for a purpose that will cause the Trustee’s Security Interest in such item to remain perfected for a specified period following the date of delivery pursuant to Section 9-312(f) of the UCC and (d) certifying that the relevant sale or disposition shall occur no later than five days prior to the expiration of such specified period; and

(iii) the Trustee, any co-trustee and any of their respective agents are each hereby authorized and instructed to deliver to the purchaser of such item a certificate prepared by Navistar Financial stating that the Trustee no longer has any security interest therein, and such purchaser shall be entitled to rely conclusively on such certificate for any and all purposes; provided that the Trustee, such co-trustee or such agent shall have received a certificate of a Responsible Officer requesting such delivery and certifying that such sale or other disposition is permitted in accordance with this Section 2.05.

Unless notified to the contrary by any Secured Party, the Trustee may assume that any sale or disposition of an item of Collateral is not prohibited by any Secured Instrument and may so inform any of its agents and any co-trustee.

SECTION 2.06. Senior Liens. (a) If at any time Navistar Financial desires to subordinate the Trustee’s Security Interest in any cash, marketable securities or Equipment and any Proceeds thereof to a Lien (a “Senior Lien”) on such Collateral that is not prohibited by any Secured Instrument, Navistar Financial shall deliver to the Trustee (and concurrently deliver to the Administrative Agent for distribution to each of the Lenders) a certificate of a Responsible Officer:

(i) describing the proposed Senior Lien and the cash, marketable securities and/or Equipment subject thereto and certifying that the creation and senior status thereof is not prohibited by any Secured Instrument,

(ii) requesting the subordination of the Trustee’s Security Interest in such Collateral to such Senior Lien,

(iii) if any marketable securities are to be delivered (or, in the case of marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, transferred) by the Trustee to the holder of such Senior Lien or its agent pursuant to subsection (c) below, requesting such delivery (or transfer) thereof,

(iv) attaching a copy of any documents to be prepared by Navistar Financial and executed by the Trustee and delivered by the Trustee to the holder of such Senior Lien or its agent pursuant to subsection (b) of this Section, and

(v) specifying the date on which Navistar Financial desires the Trustee to deliver said documents and deliver or transfer, as the case may be, any marketable securities referred to in clause (iii) above to the holder of such Senior Lien or its agent.

(b) If the requirements set forth in subsection (a) above have been met with respect to any Senior Lien, the Trustee will, at Navistar Financial’s expense, execute and deliver to the holder of such Senior Lien or its agent as set forth in subsection (a) above such documents as Navistar Financial shall reasonably request (copies of which documents shall have been attached to the certificate delivered pursuant to subsection (a) above in accordance with clause (iv) thereof):

(i) evidencing the subordination of the Trustee’s Security Interest in the relevant cash, marketable securities and/or Equipment and any Proceeds thereof to such Senior Lien,

(ii) waiving any objection the Trustee may otherwise be entitled to make under this Agreement or under applicable law to the sale or other disposition of the Collateral subject to such Senior Lien or any exercise by the holder of such Senior Lien of remedies permitted by applicable law or contract, provided that the Trustee’s Security Interest shall continue in any Proceeds of such Collateral so sold or disposed of, subject in all respects to the rights of the holder of such Senior Lien; and

(iii) waiving any right of the Trustee under this Agreement or under applicable law to sell, or require the holder of such Senior Lien to sell, such Collateral prior to the satisfaction in full of the obligations secured by such Senior Lien.

If the holder of any such Senior Lien shall at any time sell or dispose of any marketable securities subject to such Senior Lien for materially less than fair market value, Navistar Financial agrees to use reasonable efforts to recover, as promptly as is practicable, damages from such holder if Navistar Financial determines in its reasonable discretion that such holder failed to act in a commercially reasonable manner in connection with such sale or disposal.

(c) If the requirements set forth in subsection (a) above have been met with respect to any Senior Lien and the certificate delivered pursuant to such subsection requests the delivery and/or transfer of any marketable securities, then the Trustee (either directly, through one or more of its agents referred to in Section 4.02 or, in the case of any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, through the relevant Permitted Financial Intermediary) will make appropriate arrangements for such delivery and/or transfer.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Trustee’s Security Interest in any cash, marketable securities or Equipment and any Proceeds thereof shall be junior and subordinate in all respects to any Lien (an “Existing Senior Lien”) on such Collateral existing on the date hereof and not prohibited by any Secured Instrument, and the holder of such Existing Senior Lien may continue to hold (either directly, through a duly authorized agent or, in the case of any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, through a “securities intermediary” (as defined in the UCC)) any such cash or marketable securities held by it on the date hereof and any Proceeds thereof, provided that, on or before the date hereof, with respect to such cash or marketable securities, the Trustee shall have received, in each case in form and substance reasonably satisfactory to the Trustee:

(i)	a certificate of a Responsible Officer:

(x) describing such Existing Senior Lien and the cash and/ or marketable securities subject thereto and certifying that the creation and senior status of such Existing Senior Lien is not prohibited by any Secured Instrument,

(y) specifying any cash or marketable securities subject to the Trustee’s Security Interest that are to be held on or after the date hereof by the holder of such Existing Senior Lien, its agent or, in the case of marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, a “securities intermediary” (as defined in the UCC), and

(z) if any Collateral is to be held by or on behalf of the holder of such Existing Senior Lien, certifying that Navistar Financial has provided the holder of such Existing Senior Lien and any other Person who will hold such Collateral (and, in the case of an Existing Senior Lien on marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, the relevant “securities intermediary” (as defined in the UCC)), with (1) written notice of the existence of the Trustee’s Security Interest in such Collateral and (2) irrevocable written instructions to transfer to or as directed by the Trustee any such Collateral and Proceeds thereof remaining after the obligations secured by such Existing Senior Lien have been satisfied, unless such Person shall have previously received notice from the Trustee of the release of the Trustee’s Security Interest therein; and

(ii)	to the extent obtainable by Navistar Financial using commercially reasonable efforts, a writing signed by the holder of such Existing Senior Lien:

(x) acknowledging and consenting to the creation of the Trustee’s Security Interest in such Collateral, and

(y) irrevocably agreeing to hold any such Collateral for the benefit of the Trustee and the other Secured Parties, as holders of a junior Lien with respect to such Collateral, and to transfer to or as directed by the Trustee any such Collateral held or received by such holder immediately upon the satisfaction of the obligations secured by such Existing Senior Lien, unless such holder has previously received written notice from the Trustee of the release of the Trustee’s Security Interest therein.

As of the date hereof, the Trustee hereby irrevocably waives, for the benefit of the holders of Existing Senior Liens

(i) any objection the Trustee may otherwise be entitled to make under this Agreement or under applicable law to the sale or other disposition of the Collateral subject to such Existing Senior Lien or any exercise by the holder of such Existing Senior Lien of remedies permitted by applicable law or contract, provided that (1) the Trustee’s Security Interest shall continue in any Proceeds of such Collateral so sold or disposed of, subject in all respects to the rights of the holder of such Existing Senior Lien, and (2) if any marketable securities are to be so sold or disposed of in connection with any sale or disposition as to which the Trustee shall not have consented, the Trustee shall have received a certificate of a Responsible Officer certifying that the consideration received for such marketable securities is at least equal to the fair market value thereof, and

(ii) any right of the Trustee under this Agreement or under applicable law to sell, or require the holder of such Existing Senior Lien to sell, such Collateral prior to the satisfaction in full of the obligations secured by such Existing Senior Lien.

SECTION 2.07. Additional Secured Obligations. (a) If at any time Navistar Financial desires to designate any of its proposed or existing Indebtedness or other obligations as an Additional Secured Obligation for purposes hereof (other than any Additional Short-Term Debt), Navistar Financial shall deliver to the Trustee (and concurrently deliver to the Administrative Agent for distribution to each of the Lenders) a certificate signed by a Responsible Officer which shall (x) identify such proposed or existing Indebtedness or other obligation, (y) certify that the designation thereof as an Additional Secured Obligation is not prohibited by any provision of any Secured Instrument and (z) specify the name and address of the proposed or existing holder or holders of each Additional Secured Obligation so designated or of an Indenture Trustee, agent or other duly authorized representative of such holder or holders designated in accordance with Section 7.11(b). Unless the Trustee (at the written direction of the Administrative Agent) or the Administrative Agent, by no later than the ninth Domestic Business Day following the receipt of such certificate by the Trustee or the Administrative Agent, notifies Navistar Financial that the Required Lenders have determined that such designation is prohibited by the Credit Agreement, such Indebtedness or other obligation shall be, from and after the later of (i) the tenth Domestic Business Day after the receipt of such certificate by the Trustee and (ii) the incurrence of such Indebtedness or other obligation, an Additional Secured Obligation for purposes of this Agreement; provided that in the case of any such Indebtedness in a principal amount of $25,000,000 or less, such Indebtedness shall be, from and after the later of (i) the date of the receipt of such certificate by the Trustee and (ii) the incurrence of such Indebtedness, an Additional Secured Obligation for purposes of this Agreement. The proviso to the immediately preceding sentence shall be applicable during each fiscal year of Navistar Financial only to the extent that the aggregate principal amount of Indebtedness designated as Additional Secured Obligations during such fiscal year does not exceed $100,000,000.

(b) If at any time Navistar Financial desires to designate any Additional Short-Term Debt as an Additional Secured Obligation for purposes hereof, Navistar Financial shall deliver to the Trustee (and concurrently deliver to the Administrative Agent for distribution to each of the Lenders) a certificate signed by a Responsible Officer which shall (w) state that Navistar Financial proposes to issue commercial paper and/or to incur other Additional Short-Term Debt owing to one or more banks, (x) specify the name and address of each Person acting as a dealer with respect to any such commercial paper, (y) certify that the designation of such Additional Short-Term Debt as an Additional Secured Obligation is not prohibited by any provision of any Secured Instrument and that, after giving effect to the issuance or incurrence thereof, the aggregate amount of the unused commitments under (or, if less, the amount actually available to be borrowed or received in connection with a purchase under) the Credit Agreement, the TRIP Receivables Purchase Agreement and all Permitted Receivables Sales Agreements shall be sufficient (taking into account any scheduled terminations of any such commitments) to provide funds to repay in full at maturity the aggregate outstanding principal or face amount of all Additional Secured Obligations constituting Additional Short-Term Debt and (z) specify the name and address of each bank (other than a Lender) to which any such other Additional Short-Term Debt is owing or proposed to be owing. Such commercial paper (if issued through a dealer so specified) and such other Additional Short-Term Debt (if owing to a Lender or another bank so specified) shall be, from and after the later of (i) the date of the receipt of such certificate by the Trustee and (ii) the issuance or incurrence thereof, Additional Secured Obligations for purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Title to Collateral; Validity of Security Interest. In respect of all Collateral, Navistar Financial represents and warrants that:

(a) Navistar Financial owns or has rights in the Collateral free and clear of any Lien of any creditor of Navistar Financial or, to the knowledge of Navistar Financial, of any other Person, except for Permitted Liens.

(b) Except for errors and omissions, the aggregate effect of which is immaterial, Navistar Financial has taken all actions necessary under the UCC to perfect, as against its assignors and their creditors, its interest in Receivables purchased or otherwise acquired by it from such assignors and, upon compliance with the applicable provisions of Article IV, the Trustee will have a valid, perfected security interest in each such Receivable under the UCC which is prior, subject only to Permitted Liens, to the extent priority is governed by the UCC, to claims of creditors, or a trustee in bankruptcy, of the assignor of such Receivable.

(c) The Subsidiary Shares include all of the issued and outstanding stock of each Navistar Financial Subsidiary which is directly owned by Navistar Financial.

(d) The Subsidiary Shares have been duly and validly issued.

(e) The Subsidiary Shares (other than LLC membership interests) are fully paid and nonassessable.

(f) Each Subsidiary Note constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(g) Navistar Financial is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Permitted Liens.

(h) To the extent the UCC is applicable thereto, the Trustee’s Security Interest constitutes a valid security interest under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in the Perfection Certificate shall have been filed in the offices specified by Navistar Financial in the Perfection Certificate the Trustee’s Security Interest shall constitute a perfected security interest in the Collateral (except Inventory in transit) to the extent that a security interest therein may be perfected by filing financing statements pursuant to the UCC. Upon, and assuming the continuation of, compliance with Sections 4.01(a)(i), 4.01(a)(vii), 4.02, 4.03 and, if applicable, 2.06, the Trustee will have a valid and perfected security interest in the Instruments, marketable securities, Subsidiary Shares and Subsidiary Notes, to the extent the UCC and, in the case of marketable securities issued by the United States, Treasury regulations are applicable thereto.

(i) So long as (i) the relevant Instrument remains in the possession of the Trustee, a co-trustee or any of their respective agents or (ii) the relevant marketable security, Subsidiary Note or certificate representing any Subsidiary Shares continues to be held as described below, the security interest of the Trustee in, as the case may be, (x) any Instrument that is delivered to the Trustee, a co-trustee or any of their respective agents in accordance with Section 4.01(a)(ii), (y) any marketable security that is an “instrument” (as defined in Article 9 of the UCC) and is delivered to the Trustee or any agent thereof and held in any Securities Account, or is otherwise held in accordance with Section 2.06(d), and (z) any Subsidiary Note and any certificate representing any Subsidiary Shares, will be prior to all Liens thereon of any creditor of Navistar Financial arising under the UCC and existing at the time of such delivery and prior to all Liens created or arising under the UCC after such delivery, subject only to Permitted Liens. The security interest of the Trustee in all other Collateral will be prior, to the extent that applicable law permits such priority to be determined by the absence of previously filed conflicting UCC financing statements, to all other Liens thereon of any creditor of Navistar Financial now existing or arising or created hereafter, subject only to Permitted Liens.

No financing statement or other similar document covering all or any part of the Collateral and naming Navistar Financial as debtor or seller is on file in any recording office in any jurisdiction in which such filing would be effective to perfect a security interest in such Collateral, except for financing statements with respect to Permitted Liens and filings to be terminated on or prior to the Effective Date. No Collateral is in the possession of any Person (other than Navistar Financial) asserting any claim thereto or security interest therein, except (A) such Collateral as may be in the possession of the Trustee, a co-trustee or any of their respective agents and (B) Collateral securing Permitted Liens or Senior Liens.

(j) Upon compliance by Navistar Financial with Section 4.01(a)(vii), a valid and perfected security interest (as to the creation of which any consent required from any third party has been obtained), subject only to Permitted Liens, will have been created under the Relevant UCC in favor of the Trustee for the benefit of the Secured Parties in all existing Collateral referred to in Section 2.01(xiii).

(k) Other than the filing of financing statements with respect to the Trustee’s Security Interest in the jurisdictions specified in the Perfection Certificate, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforcement hereof or for the perfection or enforcement of the Trustee’s Security Interest (except as may be required pursuant to Section 4.13). Neither Navistar Financial nor any of the Navistar Financial Subsidiaries has performed or will perform any acts which might prevent the Trustee from enforcing any of the terms and conditions of this Agreement or which would limit the Trustee in any such enforcement.

(l) As of the date hereof, except as specified in Schedule E hereto, (i) none of the Collateral is evidenced by any Instrument and (ii) no collateral security for any Collateral is evidenced by any promissory note or other “instrument” (as defined in Article 9 of the UCC) or any “letter of credit” (as defined in the UCC).

SECTION 3.02. Enforceability of Navistar Financial Receivables. Navistar Financial represents and warrants that to the best knowledge of Navistar Financial, (1) each Navistar Financial Receivable (i) constitutes a legal, valid and binding obligation of the related Account Debtor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) complies in all material respects with all applicable legal requirements, including, without limitation, all state and federal usury laws and (2) the amounts represented by Navistar Financial to the Trustee from time to time as owing to Navistar Financial in respect of the Navistar Financial Receivables will at such times be accurate in all material respects.

SECTION 3.03. Location of Collateral. As of the date hereof, the Perfection Certificate is correct and complete in all material respects and correctly sets forth the location of all of the Collateral (other than (i) Collateral to be delivered to the Trustee under this Agreement and (ii) repossessed and/or seized Inventory and Equipment held by any Dealer that is not a Used Truck Center) and the chief executive office of Navistar Financial.

SECTION 3.04. Jurisdiction of Organization; Chief Executive Office. As of the date hereof, the Perfection Certificate correctly sets forth the jurisdiction of organization of Navistar Financial and the location of the chief executive office of Navistar Financial.

SECTION 3.05. Subsidiaries. As of the Effective Date, Schedule D sets forth the name, jurisdiction of incorporation and capital stock ownership of each Subsidiary owned by Navistar Financial. The amount listed directly opposite the name of each Subsidiary of Navistar Financial under the column heading “Subsidiary Shares” in such Schedule correctly states the number of shares of such Subsidiary’s capital stock outstanding as of the date hereof.

ARTICLE IV

COVENANTS

SECTION 4.01. Filings and Further Assurances. (a) In respect of all Collateral, Navistar Financial will, at its expense, take the following steps:

(i) as to all (a) Navistar Financial Receivables (except those covered by clause (ii) below), (b) Related Receivable Rights, (c) marketable securities which are not “instruments” (as defined in Article 9 of the UCC), (d) General Intangibles and related rights and privileges described in Section 2.01(iv) (except any such rights and privileges covered by clause (iv) below), (e) Documents, (f) Inventory, (g) Equipment and (h) Books and Records, Navistar Financial will at all times on and after the date hereof cause UCC financing statements and continuation statements to be filed in all applicable jurisdictions as required to perfect the Trustee’s Security Interest, to the extent that applicable law permits perfection thereof by filing against Navistar Financial under the UCC;

(ii) as to any Instrument (other than any Subsidiary Note, as to which the provisions of Section 4.03 will apply) (including, without limitation, any Instrument received by Navistar Financial as a result of Navistar Financial’s realization upon the collateral security for any Collateral), other than any check or draft constituting a payment in respect of any Navistar Financial Receivable, as to which the provisions of Section 4.07 shall apply, Navistar Financial will, immediately upon receiving such Instrument, deliver it or cause it to be delivered to the Trustee, a co-trustee or any of their respective agents;

(iii) as to all marketable securities that are “instruments” (as defined in Article 9 of the UCC) (including, without limitation, any such instrument received by Navistar Financial as a result of Navistar Financial’s realization upon the collateral security for any Collateral), Navistar Financial will comply with the provisions of Section 4.02;

(iv) as to all Subsidiary Shares and Subsidiary Notes, Navistar Financial will comply with Section 4.03;

(v) as to Insurance Policies, Navistar Financial will comply with the provisions of Section 4.06; and

(vi) as to all UCC Deposit Accounts, all funds deposited therein and any interest earned thereon, by the later of the date hereof and the date each such UCC Deposit Account is established, Navistar Financial will notify the organization with which such UCC Deposit Account is maintained of the Trustee’s Security Interest therein and obtain from such organization and furnish to the Trustee a written acknowledgment of and consent to such notice and written confirmation that such organization (x) has not received notice of any other Lien or claim on such UCC Deposit Account, (y) does not itself have any Lien or other claim on such UCC Deposit Account other than any Permitted Lien and (z) to the extent obtainable by Navistar Financial using commercially reasonable efforts, irrevocably waives its right of set-off with respect to such UCC Deposit Account except its right to set-off against such UCC Deposit Account the face amount of any check deposited in and credited to such UCC Deposit Account which is subsequently returned for any reason, and will take such other action as may be necessary or appropriate from time to time under the Relevant UCC to perfect the Trustee’s Security Interest in any UCC Deposit Account.

(b) Navistar Financial will and will cause each Navistar Financial Subsidiary to, from time to time, at its expense, execute, deliver, file and record any other statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that the Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the Trustee’s Security Interest or any security interest granted as collateral security for any Collateral, or to enable the Trustee to obtain the full benefits of this Agreement or any security agreement securing any Collateral, or to exercise and enforce any of its rights, powers and remedies hereunder or thereunder with respect to any of the Collateral. If Navistar Financial or the servicer of any mortgage or deed of trust securing any Collateral acquires title to any real property on foreclosure of any such mortgage or deed of trust then pledged hereunder (or pursuant to any deed in lieu of foreclosure) or repossesses any other real property collateral securing any Collateral, Navistar Financial will promptly notify the Trustee thereof and, at the reasonable request of the Required Secured Parties and at its own expense, execute and record, or cause such servicer to execute and record, a mortgage or deed of trust with respect to any such real property in favor of the Trustee for the benefit of the Secured Parties and take all further action as may be necessary, or that the Trustee may reasonably request, so that the Trustee shall have a valid and perfected Lien on such real property prior to all Liens other than Permitted Liens.

(c) Navistar Financial will not, and will not permit any Navistar Financial Subsidiary to, change its name, identity or corporate structure in any manner which would be reasonably likely to make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-507 of the UCC (or any other then applicable provision of the UCC) unless Navistar Financial shall have given the Trustee at least 15 days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Trustee to amend such financing statement or continuation statement so that it is not seriously misleading.

(d) To the fullest extent permitted by law, Navistar Financial authorizes the Trustee to file or record financing and continuation statements and amendments thereto with respect to the Collateral without the signature of Navistar Financial thereon. Navistar Financial authorizes the Trustee to use the Collateral description “all personal property” in any such financing statements.

(e) If any Collateral is at any time in the possession or control of any warehouseman or bailee or any of Navistar Financial’s agents or processors (including, without limitation, any Dealer or any Used Truck Center), Navistar Financial shall, at its expense, notify such warehouseman, bailee, agent or processor of Navistar Financial’s ownership interest in such Collateral and the Trustee’s Security Interest therein and to hold all such Collateral for the Trustee’s account; provided that, in the case of any such Person that is a Dealer, such notification may be made by inserting in Navistar Financial’s next regularly scheduled general mailing to

Dealers a statement to the effect that (i) Navistar Financial has entered into this Agreement and (ii) any property of Navistar Financial (including, without limitation, any repossessed trucks) that may be held from time to time by such Dealer is owned by Navistar Financial in accordance with the terms of certain agreements between Navistar Financial and International and is subject to the Trustee’s Security Interest therein. If any collateral security for any Collateral is at any time in the possession or control of any warehouseman or bailee or any of Navistar Financial’s or any Navistar Financial Subsidiary’s agents or processors, Navistar Financial shall, at its expense, notify such warehouseman, bailee, agent or processor of the security interest to hold all such collateral security for the account of Navistar Financial. The foregoing shall apply to single items of Collateral described herein with a fair market value greater than $100,000; provided that if the aggregate amount of Collateral with a fair market value not exceeding $100,000 exceeds $10,000,000 (the “Maximum Level”), the foregoing shall apply to all Collateral acquired after such Maximum Level has been exceeded.

(f) If any Collateral constituting “goods” (as defined in the UCC) is regularly held for sale by any third party (including, without limitation, any Used Truck Center), Navistar Financial shall, at its expense, promptly following the later of the date hereof and the date on which such third party begins regularly to receive any such goods, (i) file in the applicable filing offices appropriately completed UCC financing statements, and (ii) execute, deliver, file and record any other statement, assignment, instrument, document, agreement or other paper and take any other action that from time to time may be necessary, or that the Trustee may reasonably request, to ensure that such goods shall not be subject to the claims of such third party’s creditors. The foregoing provision shall apply to single items of Collateral described herein with a fair market value greater than $100,000; provided that if the aggregate amount of Collateral with a fair market value not exceeding $100,000 exceeds the Maximum Level, the foregoing provision shall apply to all Collateral acquired after such Maximum Level has been exceeded.

(g) Within 60 days after the date hereof, Navistar Financial shall furnish to the Trustee file search reports from each UCC filing office set forth in Schedule 6 to the Perfection Certificate confirming the filing information set forth in such Schedule; provided that if Navistar Financial’s reasonable efforts to provide such a search report within such 60-day period from any such filing office are unsuccessful, Navistar Financial shall furnish to the Trustee such a file search report from such filing office as promptly as is reasonably practicable.

(h) If a Notice of Acceleration is in effect, Navistar Financial shall, subject to Section 2.06, immediately upon its receipt thereof, deliver or cause to be delivered to the Trustee for deposit in the Collateral Account all Proceeds of Equipment, General Intangibles or Inventory that is sold or otherwise disposed of pursuant to Section 2.05.

(i) Navistar Financial will not, without the prior consent of the Releasing Secured Parties, sell, lease, exchange, assign or otherwise dispose of or grant any option with respect to any Collateral, except as permitted by the Credit Agreement, Section 2.02, Section 2.05, Section 4.02 or Section 4.07(d).

SECTION 4.02. Marketable Securities. (a) On or before the date hereof, Navistar Financial shall, subject to Section 2.06(d), transfer or cause to be transferred to one or more of the Securities Accounts referred to below (i) all marketable securities (other than (x)

repurchase agreements and (y) marketable securities as to which ownership or the existence of a security interest is evidenced by entries on the books of a “securities intermediary” (as defined in the UCC), custodian or other entity) owned by Navistar Financial on the date hereof, and (ii) all securities subject to, and all confirmations relating to, repurchase agreements constituting marketable securities owned by Navistar Financial on the date hereof. The marketable securities so transferred (other than repurchase agreements and confirmations) shall be in suitable form for transfer by delivery or shall be accompanied by duly executed and undated instruments of transfer or assignment in blank, in form and substance reasonably satisfactory to the Trustee.

(b) On and after the date hereof, all investments in marketable securities by Navistar Financial (except investments in marketable securities that are UCC Deposit Accounts or are covered by subsection (c) below) shall be made by and in the name of the Trustee at the written direction of Navistar through one or more accounts (each a “Securities Account”) established in the name of the Trustee and maintained with the Trustee or any agent thereof appointed for the purpose as provided in subsections (c) and (d) below. Unless a Notice of Acceleration is in effect, the purchase, sale or presentation for payment of any such marketable securities and the receipt by Navistar Financial of the proceeds of the sale or collection thereof and any interest paid thereon shall all occur as provided below in this subsection. To initiate the purchase of such marketable securities, Navistar Financial will in writing (i) inform the Trustee as to the particulars of such purchase and (ii) cause to be transferred to a bank account designated by, and in the name of, the Trustee (either as Trustee or in its individual capacity) funds, and/or instruct the Trustee to apply funds received by the Trustee in respect of other marketable securities, in an amount equal to the sum of (x) the purchase price plus (y) any brokers’ fees and other out-of-pocket expenses reasonably expected to be incurred in connection with such purchase, whereupon the Trustee will make arrangements (either directly or through one or more agents) for the purchase of such marketable securities, including the payment of the purchase price thereof. All marketable securities (other than repurchase agreements) purchased by the Trustee as aforesaid (and all securities subject to, together with all confirmations relating to, repurchase agreements) will be delivered to and, subject to the following sentence, held in the Securities Accounts. To initiate a sale or presentation for payment of such marketable securities, Navistar Financial will inform the Trustee in writing as to the particulars of such sale or presentation, whereupon the Trustee will make arrangements (either directly or through the appropriate agents) for the sale or presentation of such marketable securities, and the transfer of funds received by the Trustee or such agents on the sale or collection of such marketable securities to such bank account of Navistar Financial (other than a Proceeds Deposit Account that is not a UCC Deposit Account) as shall have been designated by Navistar Financial for the purpose, or for the application of such funds to another investment in marketable securities, as Navistar Financial shall elect; provided that the Trustee shall revoke any such arrangements previously made for the transfer of such funds to a bank account of Navistar Financial promptly after receiving a Notice of Acceleration. Any interest received by the Trustee or any agent thereof in respect of marketable securities held in a Securities Account will be similarly transferred or applied.

(c) Notwithstanding anything contained in this Agreement to the contrary, on and after the date hereof Navistar Financial may make investments through a Securities Account in marketable securities as to which ownership or the existence of a security interest is evidenced by entries on the books of a “securities intermediary” (as defined in the UCC), custodian or other entity; provided that,

(i) (A) such investment is made through a Securities Account maintained by the Trustee with a Permitted Financial Intermediary,

(B) concurrently with the making of such investment, such Permitted Financial Intermediary sends to the Trustee confirmation, substantially in the form of Exhibit B hereto, of the purchase of such marketable securities, and also by book entry to the relevant Securities Account identifies such marketable securities as subject to the Trustee’s Security Interest,

(C) such Permitted Financial Intermediary shall have previously received a copy of this Agreement signed by Navistar Financial, and

(D) Navistar Financial promptly takes any other action that may be necessary under the UCC, or that the Trustee may reasonably request, to perfect the Trustee’s Security Interest in such marketable securities;

or

(ii) (A) before Navistar Financial makes such investment, the Trustee (1) has received an Opinion of Counsel setting forth the procedures to be followed so that, after making such investment, the Trustee will have a valid security interest in the relevant marketable securities which is perfected to the same extent as if physical delivery were made to the Trustee of marketable securities in bearer definitive form or in other suitable form for such delivery, and (2) has not received notice of any change in the law upon which such Opinion of Counsel is based, and

(B) the procedures set forth in such Opinion of Counsel are followed.

Navistar Financial shall promptly notify the Trustee as to any change in the law upon which any Opinion of Counsel referred to in clause (ii)(A) above is based and shall not make any investment in marketable securities of the type covered in such Opinion of Counsel (other than any such investment made in compliance with clause (i) above) until it furnishes the Trustee with a new Opinion of Counsel to the effect set forth in clause (ii)(A)(1) above.

To initiate the purchase of any marketable securities in accordance with clause (i) above, Navistar Financial will (x) inform the Trustee in writing as to the particulars of such purchase and (y) cause to be transferred to a bank account designated by, and in the name of, the Trustee (either as Trustee or in its individual capacity) funds, and/or instruct the Trustee to apply funds received by the Trustee in respect of other marketable securities, in an amount equal to the sum of (x) the purchase price plus (y) any brokers’ fees and other out-of-pocket expenses reasonably expected to be incurred in connection with such purchase, whereupon the Trustee will make arrangements through a Permitted Financial Intermediary for the purchase of such marketable securities, including the payment of the purchase price thereof.

Unless a Notice of Acceleration is in effect, the Trustee shall, upon the written instructions and for the account of Navistar Financial, sell or otherwise dispose of marketable securities in which Navistar Financial has invested pursuant to this subsection (c). To initiate a sale or other disposition of such marketable securities, Navistar Financial will inform the Trustee in writing as to the particulars of such sale or presentation, whereupon the Trustee will make arrangements through, and in accordance with the usual procedures of, the relevant Permitted Financial Intermediary for the sale or disposition of such marketable securities, and the transfer of funds received by the Trustee on the sale or collection of such marketable securities to such bank account of Navistar Financial (other than a Proceeds Deposit Account that is not a UCC Deposit Account) as shall have been designated by Navistar Financial for the purpose, or for the application of such funds to another investment in marketable securities, as Navistar Financial shall elect; provided that the Trustee shall revoke any such arrangements previously made for the transfer of such funds to a bank account of Navistar Financial promptly after receiving a Notice of Acceleration. Any interest received by the Trustee or any agent thereof in respect of marketable securities held in accordance with this subsection (c) will be similarly transferred or applied.

(d) The Trustee shall from time to time appoint, as its agent or agents, one or more Persons (which in no case shall be Navistar Financial or an Affiliate, employee or agent of Navistar Financial) designated by Navistar Financial and reasonably acceptable to the Trustee, located in New York, with whom a Securities Account shall be established and maintained. Prior to establishing such a Securities Account, the Person so appointed shall deliver to the Trustee a writing acknowledging that (i) in opening such Securities Account and holding securities therein, such Person is acting as agent of the Trustee, and will conduct transactions in securities in such account in the name and upon the instruction of the Trustee (with any confirmations of such transactions sent by such Person to reflect that fact), and (ii) such Person shall in no event (except upon the termination of this Agreement as provided in Section 9.10) deliver any securities held in such Securities Account to Navistar Financial or any Affiliate, employee or agent of Navistar Financial. The provisions of clause (ii) of the preceding sentence shall also apply to any Securities Account maintained with the Trustee.

(e) Upon receipt of a Notice of Acceleration and thereafter so long as such Notice of Acceleration is in effect, the Trustee shall transfer or cause to be transferred for deposit in the Collateral Account any funds in the Securities Accounts.

(f) Upon the sale or disposition of any marketable securities pursuant to this Section, the Trustee’s Security Interest therein (but not in the Proceeds arising from such sale or disposition) shall, without any further action on the part of the Trustee, be automatically released.

SECTION 4.03. Subsidiary Shares and Subsidiary Notes. (a) On or before the date hereof, Navistar Financial shall deliver or cause to be delivered to the Trustee, a co-trustee or any of their respective agents, all Subsidiary Notes and certificates representing Subsidiary Shares endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Trustee, all in form and substance reasonably satisfactory to the Trustee.

(b) If a Notice of Acceleration is in effect, the Trustee may, in its sole discretion, cause any or all of the Subsidiary Shares to be transferred of record into the name of the Trustee or its nominee. If a Notice of Acceleration is in effect, Navistar Financial will promptly give or cause to be given to the Trustee copies of any notices or other communications received by it with respect to Subsidiary Shares registered in the name of Navistar Financial or any Navistar Financial Subsidiary and required to be delivered to the Trustee hereunder and the Trustee will promptly give to Navistar Financial copies of any notices and communications received by the Trustee with respect to Subsidiary Shares registered in the name of the Trustee or its nominee.

(c) If any Navistar Financial Subsidiary at any time issues any shares of capital stock of any class (including, without limitation, substitute shares of capital stock) to Navistar Financial or owes any Intercompany Debt which is evidenced by a promissory note or “instrument” (as defined in Article 9 of the UCC), including any substitute note or instrument, which has not previously been delivered hereunder, Navistar Financial will immediately pledge and deposit with the Trustee, a co-trustee or any of their respective agents certificates representing all such shares and such notes or instruments evidencing such Intercompany Debt as additional security for the Secured Obligations; provided that in no event shall more than 65% of the total outstanding capital stock of any Excluded Foreign Subsidiary be required to be so pledged and deposited. All such shares, notes or instruments shall be endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Trustee, all in form and substance reasonably satisfactory to the Trustee. All such shares, notes and instruments constitute Pledged Securities and are subject to all relevant provisions of this Agreement.

(d) If any Navistar Financial Subsidiary at any time holds any certificate or “instrument” (as defined in Article 9 of the UCC) representing such Navistar Financial Subsidiary’s right to receive any payment from the purchasers of any Receivables sold by such Navistar Financial Subsidiary or from any trust to which any Receivables shall have been transferred (including, without limitation, any substitute certificate or instrument) which has not been previously delivered hereunder, Navistar Financial will immediately cause such Navistar Financial Subsidiary to pledge and deposit such certificate or instrument with Navistar Financial, and Navistar Financial will immediately deliver such certificate or instrument to the Trustee hereunder as additional security (to the extent of Navistar Financial’s interest therein) for the Secured Obligations.

(e) If a Notice of Acceleration is in effect, Navistar Financial shall promptly upon the request of the Required Secured Parties, (i) deliver to the Trustee hereunder as additional security (to the extent of Navistar Financial’s interest therein) for the Secured Obligations any “instruments” (as defined in Article 9 of the UCC) or “letters of credit” (as defined in the UCC) which are pledged to and held by or on behalf of Navistar Financial and (ii) make appropriate arrangements for any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries which are pledged to Navistar Financial to be held by a Permitted Financial Intermediary in the name and for the account of the Trustee as additional security (to the extent of Navistar Financial’s interest therein) for the Secured Obligations. All such instruments and letters of credit shall be endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Trustee, all in form and substance reasonably satisfactory to the Trustee.

(f) The Trustee shall have the right to receive and, while any Notice of Acceleration is in effect, to retain as Collateral hereunder in the Collateral Account all dividends and other payments and distributions made upon or with respect to (A) the Subsidiary Shares and (B) any Instruments delivered hereunder pursuant to Section 4.01(a)(ii). Navistar Financial shall take all such action as the Trustee may deem necessary or appropriate to give effect to such right. All such dividends and other payments and distributions which are received by Navistar Financial shall be received in trust for the benefit of the Trustee and the other Secured Parties and, if the Trustee so directs so long as a Notice of Acceleration is in effect, shall be segregated from other funds of Navistar Financial and shall forthwith upon demand by the Trustee so long as a Notice of Acceleration is in effect be paid over to the Trustee as Collateral for deposit in the Collateral Account in the same form as received (with any necessary endorsement). After a Notice of Acceleration has been cancelled, the Trustee’s right to retain dividends, interest and other payments and distributions under this Section 4.03(g) shall cease and the Trustee shall pay over to Navistar Financial any such Collateral retained by it while such Notice of Acceleration was in effect.

(g) (i) Unless a Notice of Acceleration shall be in effect, Navistar Financial shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Subsidiary Shares and the Trustee shall, upon receiving a written request from Navistar Financial, deliver to Navistar Financial or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Subsidiary Shares which are registered in the name of the Trustee or its nominee as shall be specified in such request and be in form and substance satisfactory to the Trustee.

(ii) If a Notice of Acceleration has been received by the Trustee and so long as such Notice of Acceleration is in effect, the Trustee shall have the right (to the extent permitted by law), and Navistar Financial shall take all such action as may be necessary, or as the Trustee may reasonably request, to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Subsidiary Shares with the same force and effect as if the Trustee were the absolute and sole owner thereof.

SECTION 4.04. Liens on the Collateral. Navistar Financial shall not create or suffer to exist any Lien on any Collateral other than (except with respect to Subsidiary Shares) Permitted Liens. Without limiting the generality of the foregoing, if any Lien on all or any part of the Collateral shall be filed pursuant to Section 4068 or 302(f) of ERISA or Section 6323 of the Internal Revenue Code, Navistar Financial shall cause such Lien to be released within 30 days after such filing.

SECTION 4.05. Place of Business and Collateral. Navistar Financial will not change the location of any of (i) its places of business, (ii) its chief executive office, (iii) its jurisdiction of incorporation or (iv) the offices or other locations where it keeps or holds any Collateral or any records relating thereto from the location listed in the Perfection Certificate (except to the extent temporary location elsewhere is needed in connection with litigation, repossession or other collection activities) unless Navistar Financial, promptly, and in any event within 30 days after making such change, notifies the Trustee of such change, makes all UCC filings required by Section 4.01(a) and takes all other action necessary, or that the Trustee may reasonably request, to preserve, perfect, confirm and protect (to the extent contemplated hereby) the Trustee’s Security Interest. Navistar Financial will not in any event change the location of any Collateral, if such change would cause the Trustee’s Security Interest in such Collateral to lapse or cease to be perfected. Navistar Financial will at all times maintain its chief executive office within one of the 48 contiguous states in which Article 9 of the Uniform Commercial Code (Secured Transactions) is in effect. Navistar Financial will permit the Trustee, or any agent designated by it, at any time and from time to time at the Trustee’s reasonable request during normal business hours with reasonable prior notice, to inspect, audit, check and make abstracts from Navistar Financial’s Books and Records.

SECTION 4.06. Insurance. Navistar Financial will cause any group, property or casualty insurance policy maintained by it on the Collateral to name the Trustee, for the benefit of the Secured Parties, as an additional named insured, loss payee, beneficiary or otherwise, as appropriate, to the extent its interest may appear.

SECTION 4.07. Collection Procedures. (a) On or before the date hereof, Navistar Financial will establish a system of operations, accounts and instructions to the Concentration Bank, Collection Banks, Proceeds Account Banks, International, Dealers and Account Debtors, as provided in this Section.

Navistar Financial shall, subject to the provisions of Section 4.13, (i) instruct any Account Debtor obligated to make payments under any Navistar Financial Receivable (other than any Navistar Financial Receivable referred to in clause (ii) below) to make such payments directly to a separate special purpose account of Navistar Financial maintained at a Proceeds Account Bank and containing only Proceeds (a “Proceeds Deposit Account”) and (ii) subject to the provisions of Section 4.13, instruct any Account Debtor obligated to make payments under any Navistar Financial Receivable referred to in clause (d) of the definition of Navistar Financial Receivables to make such payments (except to the extent that any Permitted Receivables Sale Agreement may require otherwise with respect to Receivables sold thereunder) to lock-boxes (the “Lock-boxes”) (in the case of any payments in the form of cash, checks, drafts and other instruments or items for the payment of money) and accounts (the “Collection Accounts”) (in the case of any payments made by wire transfer or similar electronic means) maintained by Navistar Financial with the Collection Banks. Payments on account of Wholesale Receivables shall be paid to Lock-boxes and Collection Accounts which are separate from those to which payments on account of Retail Receivables are made. Navistar Financial shall, and shall request International and each Dealer to, pay forthwith into Lock-boxes and Collection Accounts, as appropriate, in the form received (or, in the case of any such payment received by wire transfer or similar electronic means, by such means), all payments on account of Wholesale Receivables and Retail Receivables received directly by Navistar Financial, International or any such Dealer; provided that any such payments received by International shall be deposited forthwith by International into the applicable retail suspense account of Navistar Financial (each such suspense account and each suspense account referred to in the next succeeding sentence, a “Suspense Account”) maintained by a Collection Bank. Navistar Financial shall instruct each Collection Bank to transfer by wire transfer or similar electronic means, on the same business day as received, all amounts deposited by wire transfer or similar electronic means into the wholesale or retail Collection Account maintained by such Collection Bank pursuant to this Section into a special purpose account of Navistar Financial maintained at the Concentration Bank (the “Proceeds Allocation Account”); provided that, if such Collection Bank receives any such amounts on a day that is not a business day, or too late on a business day to make such a transfer in accordance with such Collection Bank’s normal procedures, then such Collection Bank may make such transfer on the next succeeding business day. Navistar Financial shall instruct each Collection Bank (x) to deposit all cash, checks, drafts and other instruments or items for the payment of money paid into the wholesale or retail Lock-box (if any) maintained by such Collection Bank pursuant to this Section forthwith in the wholesale or retail Suspense Account of Navistar Financial, as appropriate, maintained by such Collection Bank (except that such Collection Bank may deal with items which are postdated, improperly endorsed or otherwise irregular in accordance with such Collection Bank’s usual procedures) and (y) to transfer by wire transfer or similar electronic means all cash, checks, drafts and other instruments or items deposited into any Suspense Account maintained by such Collection Bank to the Proceeds Allocation Account on the same business day as such items clear in accordance with such Collection Bank’s customary clearing schedule; provided that, if any such items so clear too late on a business day to make such a transfer in accordance with such Collection Bank’s normal procedures, then such Collection Bank may make such transfer on the next succeeding business day. Navistar Financial shall not deposit or, except as set forth above in this subsection (a), cause to be deposited any amount in any Proceeds Deposit Account.

The Trustee is hereby directed to instruct the Concentration Bank to follow the instructions of Navistar Financial given pursuant to this subsection (a). Navistar Financial shall instruct the Concentration Bank to retain all amounts transferred into the Proceeds Allocation Account in such account until they have been identified by Navistar Financial, either by actual identification or, so long as no Notice of Acceleration is in effect, by reasonable estimation in accordance with Navistar Financial’s usual procedures, as (i) Sold Collections, (ii) Retained Collections or (iii) other amounts. Upon such identification, (w) Navistar Financial shall provide prompt notice thereof to the Concentration Bank and the Trustee, (x) Retained Collections shall be transferred forthwith to a Proceeds Deposit Account, (y) Sold Collections shall be transferred in accordance with the terms under which the underlying Receivables were sold and (z) other amounts shall be transferred in accordance with Navistar Financial’s usual procedures. Such identification by Navistar Financial shall be effected as soon as reasonably practicable.

Navistar Financial shall not permit any Proceeds to remain in any account described in this subsection (a) (other than any such account that is a UCC Deposit Account) more than 10 days after receipt of such Proceeds by a Collection Bank.

If, notwithstanding the foregoing, the Trustee or any Purchaser shall in good faith challenge Navistar Financial’s identification of any item of payment or shall in good faith challenge any of Navistar Financial’s formulas for allocating items of payment, Deloitte & Touche LLP (or such other accounting firm as shall be acceptable to Navistar Financial, such Purchaser and the Trustee), at Navistar Financial’s expense, shall determine the proper identification of such item of payment or the propriety of such allocation formula. If any such determination shall result in additional amounts being transferable to a Proceeds Deposit Account with respect to any such item of payment, Navistar Financial shall promptly so transfer such additional amounts and, if it has been determined that Navistar Financial’s formula for allocation was in error, the proper allocation formula shall thereafter be applied to allocate items of payment, subject to any subsequent revision as provided herein. No such determination shall prevent Navistar Financial, the Trustee or any Purchaser from litigating a claim to a greater portion of such funds.

Navistar Financial will use all reasonable efforts to cause International and each Account Debtor, Dealer, Proceeds Account Bank and Collection Bank to comply with the foregoing procedures and instructions; provided that the failure of any of them so to comply shall not constitute a breach of this subsection.

(b) The name in which such Lock-boxes, Collection Accounts, Suspense Accounts and Proceeds Allocation Account are carried shall clearly indicate that (i) certain of the items and funds deposited therein are the property of Navistar Financial subject to the Trustee’s Security Interest and (ii) certain other items and funds deposited therein are the property of one or more other Persons. The name in which each Proceeds Deposit Account is carried shall reflect the fact that all items and funds deposited therein are the property of Navistar Financial subject to the Trustee’s Security Interest hereunder. The instructions governing such Lock-boxes and accounts shall not be altered in any material manner which is inconsistent with any Secured Instrument or which could reasonably be expected to adversely affect the Trustee, any Secured Party or any other holder of a Secured Obligation without the prior consent of the Required Secured Parties.

(c) Not later than the date hereof, as to (i) any Lock-box, Suspense Account or Collection Account with a Collection Bank established on or before the date hereof and (ii) any Proceeds Deposit Account with a Proceeds Account Bank established on or before the date hereof, and prior to establishing any such lock-boxes and accounts with any bank after the date hereof, Navistar Financial will cause such bank to deliver a writing to the Trustee confirming that the bank in question has received the instructions and established the relevant accounts and procedures referred to in this Section. Navistar Financial may, from time to time after the date hereof, designate a bank to act as a Collection Bank or a Proceeds Account Bank and such bank shall become a Collection Bank or a Proceeds Account Bank for purposes of this Agreement, provided that (i) such bank is located in one of the 48 contiguous states in which Article 9 of the Uniform Commercial Code (Secured Transactions) is in effect, (ii) such bank has delivered a writing to the Trustee confirming the matters set forth in the first sentence of this subsection (c), and (iii) Navistar Financial has delivered to the Trustee an amended Schedule B or C, setting forth the then current list of Collection Banks or Proceeds Account Banks, as the case may be.

(d) Unless a Proceeds Account Bank has received notice from the Trustee that a Notice of Acceleration is in effect, Navistar Financial shall be entitled to instruct such Proceeds Account Bank to transfer amounts held in a Proceeds Deposit Account maintained with such bank to or upon the order of Navistar Financial, whereupon, unless such amounts are deposited in a UCC Deposit Account, the Trustee’s Security Interest in such amounts (but not in any property or rights concurrently or subsequently acquired by Navistar Financial in consideration of Navistar Financial’s payment of any such amounts) shall cease immediately without any further action on the part of the Trustee; provided that Navistar Financial shall not instruct any Proceeds Account Bank to transfer funds from a Proceeds Deposit Account to any other bank account maintained by Navistar Financial which is not a Proceeds Deposit Account except to facilitate the prompt application thereof in Navistar Financial’s business. After receiving notice from the Trustee that a Notice of Acceleration is in effect, each Proceeds Account Bank shall immediately and from time to time thereafter (unless it receives notice from the Trustee stating that such Notice of Acceleration is no longer in effect) transfer all funds held in its Proceeds Deposit Account to the Trustee for deposit in the Collateral Account and shall notify the Trustee by facsimile transmission as to the details of each such transfer.

(e) Unless a Notice of Acceleration is in effect, Navistar Financial will, at its expense and in accordance with its normal commercial practices, for the benefit of the Trustee:

(i) ask for, demand, sue for, collect or cause to be collected from the Account Debtor or Account Debtors on each Navistar Financial Receivable, as and when due, any and all amounts, including interest, owing under or on account of such Navistar Financial Receivable;

(ii) compromise and settle any dispute related to any Navistar Financial Receivable; and

(iii) take or cause to be taken such action to repossess goods securing any Navistar Financial Receivable, or to enforce any rights or liens arising thereunder and to dispose of such repossessed goods as Navistar Financial may deem proper;

provided that Navistar Financial will not be required to take any action under this subsection which would be contrary to any applicable law or court order.

(f) Not later than the date hereof, the Trustee will cause the Concentration Bank to deliver a writing to the Trustee and Navistar Financial, confirming that the Concentration Bank has received the instructions of the Trustee and Navistar Financial referred to in subsection (a) of this Section. The Concentration Bank may at any time, by giving written notice to the Trustee and Navistar Financial, resign its position as the Trustee’s agent and be discharged of its responsibilities hereunder, such resignation to be effective upon the appointment by the Trustee of a successor Concentration Bank (which Navistar Financial shall have the right to designate) and the acceptance of such appointment by such successor Concentration Bank. If no successor Concentration Bank shall be appointed and shall have accepted such appointment within 30 days after the Concentration Bank gives the aforesaid notice of resignation, the Trustee may appoint a successor Concentration Bank with the consent of Navistar Financial or apply to any court of competent jurisdiction to appoint a successor Concentration Bank. Upon the instruction of Navistar Financial, the Trustee shall, upon ten days’ prior notice, remove the Concentration Bank and appoint as its agent a successor Concentration Bank designated by Navistar Financial, provided that such successor Concentration Bank shall have accepted such appointment and delivered a writing to the Trustee and Navistar Financial confirming the matters set forth in the first sentence of this subsection (f). Any successor Concentration Bank shall be a bank (i) located in one of the 48 contiguous states in which Article 9 of the Uniform Commercial Code (Secured Transactions) is in effect and in a state in which Section 9-306 of the Uniform Commercial Code provides for continuous perfection of a security interest in separate deposit accounts containing only proceeds and (ii) having capital, surplus and undivided profits of at least $250,000,000 if there be such a bank with such capital, surplus and undivided profits willing, qualified and able to act as Concentration Bank upon reasonable or customary terms.

SECTION 4.08. Delivery of Secured Instruments. Within 30 days after the date hereof, Navistar Financial shall deliver to the Trustee true and complete copies of all Secured Instruments as in effect on the date hereof. Navistar Financial will deliver to the Trustee, promptly upon the execution thereof, a true and complete copy of (i) each Secured Instrument entered into after the date hereof and (ii) each amendment, modification or supplement to any Secured Instrument.

SECTION 4.09. Information as to Secured Parties. Navistar Financial shall deliver to the Trustee between November 1 and November 15 in each year, and from time to time upon reasonable request of the Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery, (i) for each Secured Instrument (other than any Secured Instrument referred to in clause (iii), (iv) or (v) below), the aggregate unpaid principal or face amount outstanding thereunder, (ii) for each Secured Instrument (other than any Debt Indenture and the Credit Agreement), to the extent known, the names of the holders of Secured Obligations outstanding thereunder and the unpaid principal or face amount thereof owing to each such holder, (iii) the aggregate unpaid principal amount of Indenture Obligations outstanding under each Debt Indenture and the name and address of the Indenture Trustee thereunder, (iv) the aggregate unpaid principal amount of loans outstanding under the Credit Agreement and the name and address of the Administrative Agent thereunder, and (v) in the case of Secured Obligations other than Indenture Obligations and the Credit Agreement, the name and address of any duly authorized representative of the Secured Parties holding such Secured Obligations designated in accordance with Section 7.11(b). Navistar Financial shall furnish to the Trustee within 30 days after the date hereof a list setting forth the name and address of each party to whom notices must be sent under each Secured Instrument in effect on the date hereof and Navistar Financial shall furnish promptly to the Trustee any changes or additions to such list of which it receives notice. The Trustee shall provide a copy of such list to any Secured Party requesting it.

SECTION 4.10. Stamp and Other Similar Taxes. Navistar Financial shall indemnify and hold harmless the Trustee and each Secured Party from any present or future claim or liability for any stamp or any other similar tax and any penalties or interest with respect thereto which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, the Trust Estate or any Collateral.

SECTION 4.11. Filing Fees; Excise Taxes. Navistar Financial shall make any and all payments in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery and performance of this Agreement.

SECTION 4.12. Collateral Reports. Navistar Financial shall furnish or cause to be furnished to the Trustee from time to time, as promptly as feasible upon the Trustee’s reasonable request, schedules or other reports generated by Navistar Financial in the ordinary course of business identifying and describing the Collateral (including, without limitation, the locations of Books and Records and other Collateral), all as the Trustee may reasonably request.

SECTION 4.13. Government Receivables. (a) Navistar Financial’s right, title and interest in any Receivables as to which the United States of America or any agency or a department thereof is the obligor (“Government Receivables”) shall constitute “Navistar Financial Receivables” except for purposes of Sections 3.01(d), (e) and (g); provided that nothing in this Agreement shall obligate Navistar Financial to comply with the federal Assignment of Claims Act as set forth in 31 U.S.C.A. § 3727 (1983) and 41 U.S.C.A. § 15 (1987) (the “FACA”) until it is required to do so pursuant to subsection (b) below or to instruct any Account Debtor under any Government Receivable to make any payment into a Lock-box or Collection Account referred to in Section 4.07.

(b) If at any time:

(i) Navistar Financial notifies the Trustee that it desires to comply with the FACA with respect to the assignment to the Trustee of any Government Receivable, or

(ii) the Required Secured Parties notify the Trustee and Navistar Financial that (A) they have determined that Government Receivables constituted at the end of any month more than 5% of the total (net) receivables of Navistar Financial, determined on a basis consistent with the statement of consolidated financial condition of Navistar Financial and its consolidated Subsidiaries as of October 31, 2004 and the related statements of consolidated income and retained earnings and consolidated cash flow for the fiscal year then ended, together with the notes thereto, included in the 2004 Annual Report and reported on by Deloitte & Touche LLP, and (B) they have decided to require Navistar Financial to comply with the FACA with respect to the assignment to the Trustee of Government Receivables to the extent necessary so that Government Receivables as to which Navistar Financial has not so complied will constitute less than 5% of such total (net) receivables, then Navistar Financial will file with the appropriate contracting officer, head of department or agency or disbursing officer appropriate written notices of assignment which comply with the FACA

(x) within 30 days after the Trustee’s receipt of a notice described in clause (i) or (ii) above as to Government Receivables arising before the receipt of such notice, and

(y) promptly after the execution of the relevant contract as to Government Receivables arising after receipt of such notice to the extent required to comply with clause (i) or (ii) above and permitted by the terms of such Government Receivables.

(c) Notwithstanding any other provision of this Agreement, unless a Notice of Acceleration is in effect, any amounts received by the Trustee with respect to any Government Receivables assigned pursuant to the FACA shall be deposited in one or more special demand accounts of the Trustee or any of its agents (each a “Government Account”), the balance of which shall be subject to withdrawal or transfer upon the order of Navistar Financial in accordance with the Trustee’s or such agent’s normal rules and regulations governing commercial demand deposit accounts. If a Notice of Acceleration is delivered and so long as it remains in effect, any amounts in Government Accounts shall be held and applied by the Trustee or such agent in accordance with the provisions of Article VI. The Trustee agrees that such reports as may be requested by Navistar Financial as to the source of funds deposited in the Government Accounts will be rendered at reasonable intervals.

ARTICLE V

ACCELERATION OF SECURED OBLIGATIONS; REMEDIES

SECTION 5.01. Notice of Acceleration. (a) Upon receipt of a Notice of Acceleration, the Trustee shall (i) immediately notify Navistar Financial, any co-trustee, each Purchaser, the Concentration Bank, each Proceeds Account Bank and each insurance company that has issued an insurance policy naming the Trustee as an additional named insured, loss payee, beneficiary or otherwise in accordance with Section 4.06 (provided that Navistar Financial shall have notified, and hereby agrees to notify, the Trustee of the proper address, or facsimile number for such each such notice) of the receipt and contents thereof and (ii) within ten days thereafter, notify each Secured Party thereof. So long as such Notice of Acceleration is in effect, the Trustee shall exercise the rights and remedies provided in this Article. The Trustee is not empowered to exercise any remedy hereunder unless a Notice of Acceleration is in effect.

(b) A Notice of Acceleration shall become effective upon receipt thereof by the Trustee. A Notice of Acceleration, once effective, shall remain in effect unless and until it is cancelled as provided in Section 5.01(c).

(c) The party or parties giving a Notice of Acceleration shall be entitled to cancel such notice by delivering a written notice of cancellation to the Trustee (i) before the Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty; provided that no Notice of Acceleration shall be cancelled more than 30 days after it is received by the Trustee. The Trustee shall immediately notify Navistar Financial as to the receipt and contents of any such notice of cancellation and shall promptly notify Navistar Financial, any co-trustee, the Concentration Bank, each Proceeds Account Bank, each insurance company that has received notice of the relevant Notice of Acceleration in accordance with Section 5.01(a), each Purchaser and each other Secured Party as to the cancellation of any Notice of Acceleration.

SECTION 5.02. General Authority of the Trustee over the Collateral. Navistar Financial hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of Navistar Financial or in its own name, from time to time in the Trustee’s discretion, so long as any Notice of Acceleration is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and accomplish the purposes hereof and, without limiting the generality of the foregoing, Navistar Financial hereby gives the Trustee the power and right on behalf of Navistar Financial, without notice to or further assent by Navistar Financial, except as provided in Section 5.03(b), to do the following:

(i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments and Chattel Paper taken or received by the Trustee as, or in connection with, the Collateral;

(iii) to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof or the proceeds or avails thereof as fully and effectively as if the Trustee were the absolute owner thereof;

(v) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

(vi) to do, at its option and at the expense and for the account of Navistar Financial, at any time or from time to time, all acts and things which the Trustee deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

SECTION 5.03. Remedies; Rights Upon Acceleration of Secured Obligations. (a) If a Notice of Acceleration is in effect and the related 30-day cancellation period referred to in the proviso to the first sentence of Section 5.01(c) shall have expired:

(i) The Trustee may at any time, without further notice to Navistar Financial, notify Account Debtors that a security interest in their obligations has been granted to the Trustee and that payments thereunder or in respect thereof should be made directly to the Trustee. If requested by the Trustee, Navistar Financial will so notify Account Debtors. The Trustee may in its own name or in the name of others communicate with Account Debtors.

(ii) All payments received by Navistar Financial under or in connection with the Collateral shall be held by Navistar Financial in trust for the Trustee, shall be segregated from other funds of Navistar Financial and shall, forthwith upon receipt by Navistar Financial, be turned over to the Trustee, in the same form as received by Navistar Financial (duly endorsed to the Trustee, if required) for deposit in the Collateral Account.

(iii) Any and all such payments so received by the Trustee (whether from Navistar Financial or otherwise) shall be deposited by the Trustee in the Collateral Account. Any Proceeds, whether consisting of cash, checks, notes, drafts, bills of exchange, money orders or commercial paper of any kind whatsoever, shall be deposited or held in the Collateral Account when received.

(b) If a Notice of Acceleration is in effect, the Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, for the purpose of enforcing any and all rights and remedies of the Trustee under this Agreement, may (i) enter, with or without process of law and without breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to the Trustee seize and remove such Collateral from such premises and (ii) have access to and use Navistar Financial’s Books and Records relating to the Collateral. Without limiting the generality of the foregoing, Navistar Financial agrees that in any such event the Trustee, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon Navistar Financial or any other Person (all of which demands, advertisements and/or notices are hereby waived by Navistar Financial), may forthwith withdraw all cash and investments in the Collateral Account and apply such cash and investments and other cash, if any, then held by it as Collateral as specified in Section 6.04, withdraw all or any portion of the funds on deposit in any UCC Deposit Account or Government Account and otherwise collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any office of the Trustee or elsewhere in such commercially reasonable manner as it may deem best, for cash or on credit or for future delivery and at such price or prices as the Trustee may deem satisfactory. Upon any such sale the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Navistar Financial which may be waived, and Navistar Financial, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Trustee or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Trustee may fix in the notice of such sale. The Trustee shall not be obligated to make any such sale pursuant to any such notice. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral sold may be retained by the Trustee until the selling price is paid by the purchaser thereof, but the Trustee shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Trustee is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended, and may not be disposed of in violation of the provision of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to comply with said Act or any other law. Navistar Financial covenants and agrees that it will and will cause each Navistar Financial Subsidiary to execute and deliver such documents and take such other action as the Trustee deems necessary or advisable in order that any such sale may be made in compliance with the law. Navistar Financial further agrees, at the Trustee’s request, to assemble the Collateral, and to make it available to the Trustee at places which the Trustee shall reasonably select, whether at Navistar Financial’s premises or elsewhere. The Trustee shall deposit the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in the Collateral Account. To the extent permitted by applicable law, Navistar Financial waives all claims, damages and demands against the Trustee or any other Secured Party arising out of the foreclosure, repossession, retention or sale of the Collateral. The Trustee shall give Navistar Financial not less than 10 business days’ notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Navistar Financial at its address determined pursuant to Section 9.01) of the time and place of any public sale or other intended disposition or of the time after which a private sale or other intended disposition may take place and Navistar Financial agrees that such notice is “reasonable notification” within the meaning of Section 9-611 of the UCC; provided that no such notice shall be required in the case of the public or private sale or other intended disposition of any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Trustee may also render any or all of the Collateral unusable at Navistar Financial’s premises and may dispose of such Collateral on such premises without liability for rent or costs. Notwithstanding any provision hereof to the contrary, the rights and remedies of the Trustee with respect to any Collateral subject to a Senior Lien or an Existing Senior Lien shall be subject to the terms of any subordination agreement with respect thereto executed and delivered in accordance with Section 2.06. The Trustee shall be entitled to consult with financial advisors, accountants and counsel in connection with the sale of any Collateral and the Trustee shall not be liable for any actions it takes in reliance upon the advice of those financial advisors, accountants and counsel selected by it without gross negligence or willful misconduct.

SECTION 5.04. Right to Initiate Judicial Proceedings. If a Notice of Acceleration is in effect, the Trustee (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

SECTION 5.05. Right to Appoint a Receiver. If a Notice of Acceleration is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustee or of the other Secured Parties under this Agreement, the Trustee shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Trustee) of the Trust Estate, or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Trustee and the Secured Parties, and Navistar Financial irrevocably consents to the appointment of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Trustee shall be entitled to retain possession and control of all cash held by or deposited with it pursuant to this Agreement.

SECTION 5.06. Instructions of Required Secured Parties. (a) The Required Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, or for the appointment of a receiver, or for the taking of any action authorized by this Article; provided that (i) such direction shall not conflict with the provisions of law or of this Agreement and (ii) the Trustee shall be indemnified as provided in Section 7.04(d). Nothing in this Section shall impair the right of the Trustee in its discretion to take any action which it deems proper and which is not inconsistent with such direction by the Required Secured Parties. In the absence of such direction, the Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

(b) If, within 45 days after the Trustee receives a Notice of Acceleration which has not been cancelled, the Trustee shall not have received written directions from the Required Secured Parties pursuant to subsection (a) above for the exercise of rights or remedies by the Trustee, the Trustee shall, until it receives written directions from the Required Secured Parties, follow written directions from Secured Parties holding more than 50% of the Secured Obligations then outstanding under the Secured Instruments in respect of which Notices of Acceleration have been given; provided that (i) such direction shall not conflict with the provisions of applicable law or of this Agreement, (ii) the Trustee shall be indemnified as provided in Section 7.04(d) and (iii) if any Secured Instrument is a Debt Indenture the relevant Indenture Trustee shall be deemed to be the holder of all Secured Obligations outstanding thereunder.

SECTION 5.07. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Trustee to exercise any right, remedy or power hereunder shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given under this Agreement to the Trustee may be exercised from time to time and as often as may be deemed expedient by the Trustee.

(c) If the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then Navistar Financial, the Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Agreement may be enforced by the Trustee without the possession of any Secured Instrument or Indenture Obligation or the production thereof in any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be held as part of the Trust Estate.

SECTION 5.08. Waiver and Estoppel. (a) Navistar Financial agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Agreement but will suffer and permit the execution of every such power as though no such law were in force; provided that this subsection (a) shall not be construed as a waiver of any rights of Navistar Financial under any applicable federal bankruptcy law.

(b) Navistar Financial, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including, without limitation, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale herein granted or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Navistar Financial waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Trustee with respect to the Collateral.

SECTION 5.09. Limitation by Law. All rights, remedies and powers provided by this Article and by Article VI may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable in whole or in part.

ARTICLE VI

COLLATERAL ACCOUNT; DISTRIBUTIONS

SECTION 6.01. The Collateral Account. On the date hereof there shall be established and, at all times thereafter until the trusts created by this Agreement shall have terminated in accordance with the terms hereof, there shall be maintained with the Trustee at the office of the Trustee’s corporate trust division an account which shall be entitled the “Navistar Financial Collateral Account” (the “Collateral Account”). All moneys which are required by this Agreement to be delivered to the Trustee while a

Notice of Acceleration is in effect or which are received by the Trustee or any agent to the Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Agreement or otherwise, while a Notice of Acceleration is in effect shall be deposited in the Collateral Account and held by the Trustee as part of the Trust Estate and applied in accordance with the terms of this Agreement. Upon the cancellation of any Notice of Acceleration pursuant to Section 5.01(c), the Trustee shall cause all funds on deposit in the Collateral Account to be applied as follows:

(i) all amounts transferred to the Collateral Account from a Proceeds Deposit Account pursuant to Section 4.07(d) shall be returned to such Proceeds Deposit Account or, at the request of Navistar Financial, to any other Proceeds Deposit Account, and

(ii) all other amounts remaining in the Collateral Account (including any amounts transferred to the Collateral Account from a Securities Account pursuant to Section 4.02(e), all dividends and other payments and distributions made upon or with respect to the Subsidiary Shares transferred into the Collateral Account pursuant to Section 4.03(e) and any insurance proceeds transferred into the Collateral Account) shall be paid over by the Trustee to Navistar Financial or as it may direct.

SECTION 6.02. Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Trustee.

SECTION 6.03. Investment of Funds Deposited in Collateral Account. The Trustee shall invest and reinvest moneys on deposit in the Collateral Account at any time at the written direction of Navistar Financial in:

(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twenty-four months from the date of acquisition;

(ii) certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any commercial bank incorporated under the laws of the United States of America, any state thereof or the District of Columbia having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(iii) repurchase obligations or securities lending arrangements for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

(iv) commercial paper having a rating of at least “A-2” from S&P or “P-2” from Moody’s and in each case maturing within 270 days after the date of acquisition or asset-backed securities having a rating of at least “A” from S&P or “A2” from Moody’s and in each case maturing within thirty-six months after the date of acquisition;

(v) demand or time deposit accounts used in the ordinary course of business with overseas branches of commercial banks incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that such commercial bank has, at the time of the investment therein, (1) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (2) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the investment therein, are rated at least “A” from S&P or “A2” from Moody’s;

(vi) obligations (including, but not limited to demand or time deposits, bankers’ acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (A) such instrument has a final maturity not more than one year from the date of purchase thereof and (B) such depository institution or trust company has at the time of the investment therein or contractual commitment providing for such investment, (x) capital, surplus and undivided profits (as of the date of such institution’s most recently published financial statements) in excess of $100,000,000 and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the investment therein or contractual commitment providing for such investment, are rated at least “A” from S&P or “A2” from Moody’s; and

(vii) money market funds at least 95% of the assets of which constitute permitted investments of the kinds described in clauses (i) through (v) above;

provided that the aggregate amount invested in obligations of the types described in clauses (ii), (iii) and (vii) above of any one issuer shall not exceed $10,000,000 at any time. Notwithstanding the foregoing, investments which would otherwise constitute permitted investments of the kinds described in clauses (i), (ii), (iii) and (iv) that are permitted to have maturities in excess of twelve months shall only be deemed to be permitted investments under this section if and only if the total weighted average maturity of all permitted investments of the kinds described in clauses (i), (ii), (iii) and (iv) does not exceed twelve months on an aggregate basis. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate. The Trustee shall not have any liability for any loss sustained as a result of any investment made as provided above, any liquidation of any such investment prior to its maturity, or the failure of an authorized person of Navistar Financial to provide any written instruction to invest or reinvest moneys on deposit in the Collateral Account or any earnings thereon.

SECTION 6.04. Application of Moneys. (a) The Trustee shall have the right at any time to apply moneys of Navistar Financial held by it in the Collateral Account to the payment of due and unpaid Trustee’s Fees. Subject to Section 6.05, all remaining moneys held by the Trustee in the Collateral Account while a Notice of Acceleration is in effect shall, to the extent available for distribution (it being understood that the Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this Section), be distributed by the

Trustee on dates fixed by the Trustee (the first of which shall be within 90 days after the Trustee receives a Notice of Acceleration and the remainder of which shall be monthly thereafter on the day of the month corresponding to the first Distribution Date (or, if there is no such corresponding day, the last day of such month) for such distribution (individually a “Distribution Date” and collectively “Distribution Dates”) in the following order of priority:

First: to any Secured Party which has theretofore advanced or paid any unpaid Trustee’s Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code, an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

Second: to any Secured Party which has theretofore advanced or paid any unpaid Trustee’s Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party prior to such Distribution Date;

Third: to the Secured Parties entitled thereto, an amount equal to their respective Catch-up Amounts (as defined in subsection (c) below), if any, and, if such moneys shall be insufficient to pay such Catch-up Amounts in full, then to such Secured Parties ratably in proportion to their respective Catch-up Amounts;

Fourth: to the Secured Parties entitled thereto in an amount equal to the unpaid principal of, premium, if any, and interest on the Secured Obligations (other than Financial Services Obligations) then outstanding whether or not then due and payable, and all unpaid amounts then due and payable by Navistar Financial in respect of the Financial Services Obligations, and all unpaid fees and expenses of any Indenture Trustee under any Debt Indenture, and, if such moneys shall be insufficient to pay such principal, premium, interest and other amounts in full, then ratably (without priority of any one over any other, except in accordance with applicable subordination provisions) to the Secured Parties in proportion to the unpaid amounts thereof on such Distribution Date;

Fifth: to the Secured Parties, amounts equal to all other sums then due and payable in respect of the Secured Obligations, including, without limitation, the costs and expenses of the Secured Parties and their representatives which are due and payable under the relevant Secured Instruments as of such Distribution Date and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Secured Parties in proportion to such sums; and

Sixth: any surplus then remaining shall be paid to Navistar Financial or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) The term “unpaid” as used in clause Fourth of subsection (a) above and in subsection (c) below, with respect to any Secured Obligations, refers:

(i) in the absence of a bankruptcy proceeding with respect to Navistar Financial, to all amounts of such Secured Obligations outstanding as of a Distribution Date, and

(ii) during the pendency of a bankruptcy proceeding with respect to Navistar Financial, to all amounts which have not been disallowed by the bankruptcy court in respect of such Secured Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions (whether actually distributed or set aside pursuant to Section 6.05) have not been made in respect thereof.

(c) Catch-up Amounts shall be calculated on any Distribution Date before giving effect to any distribution on such Distribution Date pursuant to clauses Fourth, Fifth and Sixth of subsection (a) above. The term “Catch-up Amount” means, with respect to any Secured Instrument, the amount, if any, required to be distributed to the Secured Party or Parties in respect of Secured Obligations thereunder, so that, immediately after such distribution, the ratio of (i) all amounts theretofore distributed hereunder to such Secured Party or Parties in respect of such Secured Instrument to (ii) the unpaid amount then due and payable to such Secured Party or Parties thereunder plus the amount of all distributions theretofore made hereunder in respect thereof, is equal to the highest ratio of (x) all amounts theretofore distributed hereunder in respect of any other Secured Instrument to (y) the unpaid amount then due and payable to the Secured Party or Parties with respect thereto plus the amount of all distributions theretofore made hereunder in respect thereof.

(d) Nothing in this Agreement shall affect the subordinated status of any subordinated Secured Obligation or affect the rights or obligations of any Secured Party under any applicable subordination provisions, and payments made to or by a Secured Party by reason of any subordination provisions shall be disregarded for purposes of computing the amounts of distributions made pursuant to this Section.

SECTION 6.05. Application of Moneys Distributable to Indenture Trustees. If at any time any moneys collected or received by the Trustee pursuant to this Agreement are distributable pursuant to Section 6.04 to an Indenture Trustee and if such Indenture Trustee shall notify the Trustee, which shall then notify Navistar Financial, that no provision is made under the relevant Debt Indenture for the application by such Indenture Trustee of moneys (whether because the Secured Obligations issued under such Debt Indenture have not become due and payable or otherwise) and that such Debt Indenture does not effectively provide for the receipt and the holding by such Indenture Trustee of such moneys pending the application thereof, then the Trustee shall invest such amounts at the written direction of Navistar Financial in obligations of the kinds referred to in clauses (i) and (ii) of Section 6.03 maturing within 90 days after they are acquired by the Trustee and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for such Indenture Trustee (in its capacity as trustee) and for no other purpose until such time as such Indenture Trustee shall request the delivery thereof by the Trustee for application pursuant to such Debt Indenture.

SECTION 6.06. Trustee’s Calculations. In making the determinations and allocations required by Sections 6.04 and 6.05, the Trustee may rely upon information supplied by each Secured Party as to the amounts payable with respect to Secured Obligations held by such Secured Party or as to the amounts of unpaid principal outstanding under the Debt Indentures, premium, if any, with respect thereto, and interest accrued thereon, as the case may be, and the Trustee shall have no liability to any of the other Secured Parties for actions taken in reliance on such information. All distributions made by the Trustee pursuant to such Sections shall be (subject to any decree of any court of competent jurisdiction) final and the Trustee shall have no duty to inquire as to the application by the Secured Parties of any amounts distributed to them.

SECTION 6.07. Pro Rata Sharing. If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Trustee’s Security Interest is avoided with respect to some, but not all, of the Secured Obligations then outstanding, the Trustee shall nonetheless apply the proceeds of the Collateral net of any unpaid Trustee’s Fees collected by it for the benefit of the holders of all Secured Obligations (except any holder as to which such security interest would have been enforced but for the gross negligence or willful misconduct of such holder or any predecessor in interest of such holder) in the proportions and subject to the priorities specified above; provided that, if the Trustee’s Security Interest is avoided with respect to any Additional Secured Obligation, no proceeds of the Collateral collected with respect to other Secured Obligations shall be distributed under this Section with respect to such Additional Secured Obligation. To the extent that the Trustee distributes proceeds collected with respect to Secured Obligations held by one holder to or on behalf of Secured Obligations held by a second holder, the first holder shall be deemed to have purchased a participation in the Secured Obligations held by the second holder, or shall be subrogated to the rights of the second holder to receive any subsequent payments and distributions made with respect to the portion thereof paid or to be paid by the application of such proceeds.

ARTICLE VII

THE TRUSTEE

SECTION 7.01. Acceptance of Trust. The Trustee, for itself and its successors, hereby accepts the trusts created by this Agreement upon the terms and conditions hereof.

SECTION 7.02. Exculpatory Provisions. (a) The Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by Navistar Financial. The Trustee makes no representations as to the value or condition of the Collateral or the Trust Estate or any part thereof, or as to the title of Navistar Financial thereto or as to the security afforded by this Agreement, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement or of the Secured Obligations, and the Trustee shall incur no liability or responsibility in respect of any such matters. The Trustee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Trustee takes possession of any Collateral, the Trustee shall preserve the Collateral in its possession.

(b) The Trustee shall not be required to ascertain or inquire as to the performance by Navistar Financial of any of the covenants or agreements contained herein or in any Secured Instrument or Indenture Obligation. Whenever it is necessary, or in the reasonable opinion of the Trustee advisable, for the Trustee to ascertain the amount of Secured Obligations then held by a Secured Party, the Trustee may rely on a certificate of such Secured Party as to such amount and, if any such Secured Party shall not give such information to the Trustee, it shall not be entitled to receive distributions hereunder until it does so, in which case distributions shall be calculated by the Trustee based, with respect to such Secured Party, on the list then most recently delivered by Navistar Financial pursuant to Section 4.09 and the amount so calculated to be distributable to such Secured Party shall be held in trust for such Secured Party until such Secured Party has given such information to the Trustee, whereupon the amount distributable to such Secured Party shall be recalculated on the basis of such information and distributed to it.

(c) Notwithstanding any other provision of this Agreement, the Trustee, in its individual capacity, shall not be personally liable for any action taken or omitted to be taken by it in accordance with this Agreement except for its own gross negligence or willful misconduct. Other than as expressly set forth in this Agreement, nothing in this Agreement shall be construed to require the Trustee to take any action which would cause it to become liable, in its individual capacity, to any Person.

(d) The Trustee shall have the same rights under any Secured Instrument under which it is a party in its own right as any other Secured Party thereunder and may exercise such rights as though it were not the Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, Navistar Financial, International and the Parent as if it were not the Trustee.

SECTION 7.03. Delegation of Duties. Subject to the first sentence of Section 4.02(d) and subject to Section 4.07(f), the Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, who may include officers and employees of Navistar Financial; provided that the Trustee shall directly hold all Pledged Securities and other “instruments” (as defined in Article 9 of the UCC) and “letters of credit” (as defined in the UCC) delivered hereunder. The Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

SECTION 7.04. Reliance by Trustee. (a) Whenever in the administration of this Agreement, the Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Trustee taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Trustee and not challenged by any Secured Party and such certificate shall be full warrant to the Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 7.05.

(b) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Trustee shall have the right at any time to seek instructions concerning the administration of this Agreement from any court of competent jurisdiction.

(c) The Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of facsimile transmissions, to have been sent by the proper party or parties. Without limiting the generality of the immediately preceding sentence, the Trustee may rely, and shall be fully protected in acting, upon the information most recently delivered to the Trustee by Navistar Financial in accordance with Section 4.09. In the absence of its gross negligence or willful misconduct, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

(d) The Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Trustee by this Agreement at the request or direction of the Required Secured Parties pursuant to this Agreement unless the Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Trustee.

(e) Upon any application or demand by Navistar Financial to the Trustee to take or permit any action under any of the provisions of this Agreement, Navistar Financial shall furnish to the Trustee a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement relating to such particular application or demand, such additional document shall also be furnished.

(f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing filed with the Trustee.

SECTION 7.05. Limitations on Duties of Trustee. (a) Unless a Notice of Acceleration is in effect, the Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. If and so long as a Notice of Acceleration is in effect, the Trustee shall exercise the rights and powers vested in it by this Agreement, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Required Secured Parties or directions given to the Trustee pursuant to Section 5.06(b).

(b) Except as herein otherwise expressly provided, the Trustee shall not be under any obligation to take any action which is discretionary. The Trustee shall make available for inspection and copying by each Lender and each Indenture Trustee each certificate or other paper furnished to the Trustee by Navistar Financial under or in respect of this Agreement or any of the Collateral.

(c) Beyond the exercise of reasonable care in the custody and preservation thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if such items are accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage thereto, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Trustee in good faith.

SECTION 7.06. Moneys to be Held in Trust. All moneys received by the Trustee under or pursuant to any provision of this Agreement shall be held in trust for the purposes for which they were paid or are held.

SECTION 7.07. Resignation and Removal of the Trustee. (a) The Trustee may at any time, by giving written notice to Navistar Financial and the Secured Parties, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Trustee, (ii) the approval of such successor Trustee (evidenced in writing) by Navistar Financial and the Administrative Agent (such approval not to be unreasonably withheld), and (iii) the acceptance of such appointment by such successor Trustee. If no successor Trustee shall be appointed and shall have accepted such appointment within 45 days after the Trustee gives the aforesaid notice of resignation, the Trustee shall, or any Secured Party may, apply to any court of competent jurisdiction to appoint a successor Trustee to act until such time, if any, as a successor Trustee shall have been appointed as above provided. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed by Navistar Financial and the Administrative Agent as provided above. So long as no Event of Default has occurred and is continuing, Navistar Financial may at any time, upon at least 10 days’ prior written notice, remove the Trustee and appoint a successor Trustee with the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed), provided that such successor Trustee shall have accepted such appointment. If an Event of Default has occurred and is continuing, the Administrative Agent may at any time, upon at least 10 days’ prior written notice, remove the Trustee and appoint a successor Trustee with the approval of Navistar Financial (such approval not to be unreasonably withheld or delayed). Promptly upon receipt of such notice, the Trustee shall inform the Secured Parties of the contents thereof. Any Trustee shall be entitled to Trustee’s Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b) If at any time the Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Trustee for any other cause, a successor Trustee may, so long as no Event of Default has occurred and is continuing, be appointed by Navistar Financial with the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed); provided that if an Event of Default has occurred and is continuing, a successor Trustee shall be appointed by the Administrative Agent with the approval of Navistar Financial (such approval not to be unreasonably withheld or delayed), and the powers, duties, authority and title of the predecessor Trustee shall be terminated and cancelled without procuring the resignation of such predecessor Trustee and without any formality (except as may be required by applicable law) other than appointment and designation of a successor Trustee in writing duly acknowledged and delivered to the predecessor Trustee and Navistar Financial. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Trustee, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor Trustee; but such predecessor Trustee shall, nevertheless, on the written request of Navistar Financial or the successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor Trustee hereunder and deliver all Collateral held by it or its agents to such successor Trustee subject to the payment of all unpaid Trustee’s Fees due and owing to the predecessor Trustee. Should any deed, conveyance or other instrument in writing from Navistar Financial be required by any successor Trustee for more fully and certainly vesting in such successor Trustee the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor Trustee, be executed, acknowledged and delivered by Navistar Financial.

SECTION 7.08. Status of Successor Trustees. Every successor Trustee appointed pursuant to Section 7.07 shall be a bank or trust company in good standing and having power to act as Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $250,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

SECTION 7.09. Merger of the Trustee. Any corporation into which the Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, shall be Trustee under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

SECTION 7.10. Co-Trustee; Separate Trustees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Required Secured Parties shall in writing so request, or the Trustee shall deem it desirable for its own protection in the performance of its duties hereunder, the Trustee and Navistar Financial shall, following consultation with each other, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Trustee and Navistar Financial, either to act as co-trustee or co-trustees (each a “co-trustee”) of all or any of the Collateral, jointly with the Trustee, or to act as separate trustee or trustees of any such property. If Navistar Financial shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee may act under the foregoing provisions of this Section without the concurrence of Navistar Financial. Navistar Financial hereby appoints the Trustee as its agent and attorney to act for it under the foregoing provisions of this Section in either of such contingencies.

(b) Every separate trustee and every co-trustee, other than any successor Trustee appointed pursuant to Section 7.07, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i) except as the Required Secured Parties may otherwise expressly direct in writing, all rights, powers, duties and obligations conferred upon the Trustee in respect of the custody and management of moneys, marketable securities and other securities (including, without limitation, Pledged Securities) shall be exercised solely by the Trustee or, if applicable, (x) any agent appointed pursuant to Section 4.02(d) and (y) to the extent set forth in Section 4.07(a), the Concentration Bank;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Trustee hereunder shall be conferred or imposed and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(iii) no power given hereby to, or which it is provided herein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Trustee, anything contained herein to the contrary notwithstanding;

(iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(v) each such separate trustee or co-trustee shall be entitled to the benefits of Sections 7.12 and 7.13 to the same extent as if such Person were the Trustee hereunder; and

(vi) following consultation with each other, Navistar Financial and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If Navistar Financial shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Trustee to do so, or if a Notice of Acceleration is in effect, the Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of Navistar Financial. Navistar Financial hereby appoints the Trustee its agent and attorney to act for it in such connection in such contingency. If the Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by Navistar Financial and the Trustee, or by the Trustee alone pursuant to this Section.

SECTION 7.11. Treatment of Payee or Indorsee by Trustee; Representatives of Secured Parties. (a) The Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture referred to in any Secured Instrument as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b) Any Person which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement or the Collateral shall present to the Trustee such documents, including, without limitation, Opinions of Counsel, as the Trustee may reasonably require, in order to demonstrate to the Trustee the authority of such Person to act as the representative of such Secured Parties.

SECTION 7.12. Compensation and Expenses. Navistar Financial shall pay to the Trustee, from time to time promptly upon written demand (together with appropriate backup documentation supporting such demand), (i) reasonable compensation in the amounts agreed upon by Navistar Financial and the Trustee (which shall not be limited by any provision of law in regard to compensation of a trustee of an express trust unless such provision may not effectively be waived) for its services hereunder and for administering the Trust Estate and (ii) all of the reasonable fees, costs and expenses incurred by the Trustee (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Trustee elects to retain, any fees, costs and expenses arising pursuant to computer software license agreements and any amounts payable by the Trustee to any of its agents, whether on account of fees, indemnities or otherwise) (A) arising in connection with the preparation, execution, delivery, modification, and termination of this Agreement or the enforcement of any of the provisions hereof or (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral hereunder and the preservation, protection or defense of the Trustee’s rights hereunder and in and to the Collateral and the Trust Estate.

SECTION 7.13. Indemnification. (a) Navistar Financial shall pay, and indemnify and hold harmless the Trustee and its officers, directors, employees and agents from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any, kind or nature whatsoever, unless arising from the gross negligence or willful misconduct of the indemnitee, with respect to the execution, delivery, enforcement, performance and administration of this Agreement by the Trustee or any of its directors, officers, agents or employees. As security for such payment and for the payment of all other Trustee’s Fees, the Trustee shall have a Lien prior to all other Secured Parties upon all the Collateral; provided that the foregoing is not intended to relieve Navistar Financial of its obligation to pay Trustee’s Fees.

(b) In any suit, proceeding or action brought by the Trustee under or with respect to the Collateral for any sum owing hereunder or to enforce any provision hereof, Navistar Financial will save, indemnify and hold harmless the Trustee, its agents, officers, directors and employees and the holders of Secured Obligations from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Navistar Financial of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Navistar Financial, and all such obligations of Navistar Financial shall be and remain enforceable against and only against Navistar Financial and shall not be enforceable against the Trustee, its agents or employees or any other Secured Party.

In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond their control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

ARTICLE VIII

RELEASE OF COLLATERAL

SECTION 8.01. Permitted Releases. Unless a Notice of Acceleration is in effect, the Trustee may, at any time and from time to time prior to the termination of the Trustee’s Security Interest and release of all Collateral pursuant to Sections 8.02 and 8.03, release any portion of the Collateral with the prior written consent of the Releasing Secured Parties; provided that the Trustee shall have received a certificate of a Responsible Officer of Navistar Financial to the effect that no default, or event or condition which with notice or lapse of time or both would constitute a default, exists or, immediately after such release, will exist with respect to any of the Indenture Obligations. Upon any release in accordance with this Section 8.01, the Trustee will promptly, at Navistar Financial’s written request and expense, execute and deliver to Navistar Financial such documents as Navistar Financial shall reasonably request to evidence such release.

SECTION 8.02. Conditions to Termination of Security Interest and Release of All Collateral. The Trustee’s Security Interest shall terminate and all right, title and interest of the Trustee in and to the Collateral shall terminate and shall revert to Navistar Financial and its assigns upon the request of Navistar Financial as provided in Section 8.03 if (a):

(i) no default, or event or condition which with notice or lapse of time or both would constitute a default, exists or, immediately after such termination, will exist with respect to any of the Indenture Obligations or any Letter of Credit;

(ii) all principal of and interest on the Loans and all other amounts due under the Credit Agreement shall have been paid in full or shall have been extended (or refinanced) on an unsecured basis; and

(iii) the Commitments of the Lenders under the Credit Agreement shall have terminated (except to the extent that the relevant Lenders shall have agreed to maintain such respective Commitments on an unsecured basis).

or (b) an Upgrading shall have occurred.

SECTION 8.03. Procedure for Termination and Release. (a) Upon satisfaction of the conditions set forth in Section 8.02 necessary for terminating the Trustee’s Security Interest in the Collateral, Navistar Financial may request the termination of such security interest and the release of the Collateral by delivering to the Trustee written notice (a “Collateral Release Notice”), signed by a Responsible Officer of Navistar Financial. Such Collateral Release Notice shall certify that the conditions for release set forth in Section 8.02 have been satisfied. Promptly upon receiving a Collateral Release Notice, the Trustee shall mail a copy thereof (and of the accompanying accountants’ certificate, if any) to each Secured Party.

(b) Upon the termination of the Trustee’s Security Interest and the release of the Collateral, the Trustee will promptly, at Navistar Financial’s written request and expense, (i) execute and deliver to Navistar Financial such documents as Navistar Financial or its assigns shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to Navistar Financial, all property of Navistar Financial then held by the Trustee, any co-trustee or any of their respective agents. Any release of Collateral shall be without prejudice to the rights of the Trustee or any successor Trustee to charge and be reimbursed for any expenditures which it may thereafter incur in connection herewith.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. Unless otherwise specified in this Agreement, all notices, requests, demands, consents or other communications given to Navistar Financial, the Trustee or any Secured Party shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed (i) if to Navistar Financial or the Trustee, to such party at its address, telecopy number specified on the signature pages hereof or any other address, telecopy number which such party shall have specified for the purpose of communications hereunder, by notice in writing to the party sending such communication or (ii) if to any Secured Party, to it at its address, telecopy number specified from time to time by it or in the list provided by Navistar Financial to the Trustee pursuant to Section 4.09; provided that any notice, request or demand to or upon the Trustee shall not be effective until received.

SECTION 9.02. No Waivers. No failure on the part of the Trustee, any co-trustee, any separate trustee or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 9.03. Amendments, Supplements and Waivers. (a) With the consent of the Required Secured Parties, the Trustee and Navistar Financial may, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement, waiving any provisions hereof or changing in any manner the rights of the Trustee, the Secured Parties, the holders of Secured Obligations or Navistar Financial hereunder; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this subsection (a) without the consent of each Secured Party, (ii) change the definition of “Required Secured Parties” or the definition of “Required Lenders” incorporated by reference therein, or change the definition of “Releasing Secured Parties” without the consent of each Secured Party adversely affected thereby, (iii) amend, modify or waive any provision of this Agreement which requires the consent of all of the Releasing Secured Parties without the consent of all of the Releasing Secured Parties, (iv) amend, modify or waive any provision of Section 6.04 or the definition of “Secured Obligations” without the consent of (x) each Secured Party whose rights would be adversely affected thereby and (y) each Indenture Trustee of a Debt Indenture under which rights to equal and ratable security would be adversely affected thereby, or (v) amend, modify or waive any provision of Article VII hereof or alter the duties or obligations of the Trustee hereunder without the consent of the Trustee. Any such supplemental agreement shall be binding upon Navistar Financial, the Secured Parties, the holders of Secured Obligations, the Trustee and their respective successors. The Trustee shall not enter into any such supplemental agreement unless it shall have received an Opinion of Counsel to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in any Debt Indenture which requires the securing of the indebtedness outstanding thereunder equally and ratably with other obligations or indebtedness of Navistar Financial.

(b) Without the consent of any Secured Party, the Trustee and Navistar Financial, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Trustee, (i) to add to the covenants of Navistar Financial for the benefit of the Secured Parties or to surrender any right or power herein conferred upon Navistar Financial, (ii) to mortgage or pledge to the Trustee, or grant a security interest in favor of the Trustee in, any property or assets as additional security for the Secured Obligations, or (iii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties.

SECTION 9.04. Headings. The table of contents and the headings of Articles and Sections have been included herein for convenience only and should not be considered in interpreting this Agreement.

SECTION 9.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.06. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Secured Parties and their respective successors and permitted assigns and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral. In addition, the final sentence of Section 2.06(d) shall inure to the benefit of the holders of any Existing Senior Liens.

SECTION 9.07. Currency Conversions. In calculating the amount of Secured Obligations for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than Dollars shall be converted into Dollars at the spot rate of exchange in London that appears on the display page, applicable to such currency, on the Reuters System (or other such page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of such currency into Dollars; provided that if at any time there shall no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and if no such similar rate publishing service is available, by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions.

SECTION 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law; provided that all provisions of this Agreement relating to the Trustee’s Security Interest in any UCC Deposit Account shall be governed by and construed in accordance with the substantive laws of the applicable UCC Deposit Account Jurisdiction without regard to the choice of law principles of such jurisdiction.

SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement amends and restates in its entirety the terms and provisions of the Security, Pledge and Trust Agreement, dated as of June 8, 2001, between Navistar Financial and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, and supersedes and replaces the terms thereof in their entirety.

SECTION 9.10. Termination. This Agreement shall terminate when the security interest granted hereunder has terminated and all the Collateral has been released; provided that the provisions of Sections 4.10, 4.11, 7.12 and 7.13 shall not be affected by any such termination.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

NAVISTAR FINANCIAL CORPORATION

By:	/s/ Andrew J. Cederoth
Name:	Andrew J. Cederoth
Title:	Vice President & Treasurer

425 N. Martingale Road
Schaumburg, IL 60173
Telecopy number:
Attention: Treasurer

Copies of notices should be sent to each of the following:
Navistar Financial Corporation
425 N. Martingale Road
Schaumburg, IL 60173
Telecopy number:
Attention: General Counsel

International Truck and Engine Corporation
4201 Winfield Road
Warrenville, IL 60555-4025
Telecopy number: (630) 753-2305
Attention: Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Irina Golovashchuk
Name:	Irina Golovashchuk
Title:	Associate

Deutsche Bank Trust Company Americas
Trust & Security Services
60 Wall Street
New York, NY 10005
Telecopy: (212) 797-8614
Attn: Irina Golovashchuk

STATE OF ILLINOIS	)
	:	ss:
COUNTY OF COOK	)

On the                  day of June, 2005 before me personally came                                          and, to me personally known and known to me to be the persons described in and who executed the foregoing instrument as                                          of NAVISTAR FINANCIAL CORPORATION, who, being by me duly sworn, did depose and say that he resides at                                     ; that he is                                          of NAVISTAR FINANCIAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

My commission expires:

STATE OF NEW YORK	)
	:	ss:
COUNTY OF NEW YORK	)

On the                  day of June, 2005 before me personally came                                          and                                         , to me personally known and known to me to be the persons described in and who executed the foregoing instrument as                                          of DEUTSCHE BANK TRUST COMPANY AMERICAS, who, being by me duly sworn, did depose and say that he resides at                                         ; that he is                                          of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the foregoing instrument; that said instrument was signed and sealed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

My commission expires:

SCHEDULE A

PERMITTED RECEIVABLES SALE AGREEMENTS

Dealer Note Master Trust

ARTICLE X Purchase Agreement, dated June 8, 1995, by and between NFC and NFSC.

Dealer Note Master Owner Trust

ARTICLE XI Series 2004-1 Indenture Supplement dated as of June 10, 2004 to Indenture dated as of June 10, 2004.

ARTICLE XII Series 2005-1 Indenture Supplement dated as of February 28, 2005 to Indenture dated as of June 10, 2004.

2001-B Owner Trust

ARTICLE XIII Purchase Agreement, dated November 1, 2001, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2001-B Owner Trust.

2002-A Owner Trust

ARTICLE XIV Purchase Agreement, dated April 30, 2002, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2002-A Owner Trust.

2002-B Owner Trust

ARTICLE XV Purchase Agreement, dated as of November 19, 2002, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2002-B Owner Trust.

2003-A Owner Trust

ARTICLE XVI Purchase Agreement, dated as of June 5, 2003, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2003-A Owner Trust.

Jupiter Securitization Corporation

ARTICLE XVII Receivable Sales Agreement dated as of April 8, 2004 between Navistar Financial Corporation, as Transferor, and Truck Retail Accounts Corporation, as Transferee.

TRIP Retail Warehousing Facility

ARTICLE XVIII Receivables Purchase Agreement, dated as of October 16, 2000, between TRIP and NFC.

ARTICLE XIX Series 2005-1 Supplement dated as of June 29, 2005 to Indenture dated as of October 16, 2000 between TRIP and the Bank of New York.

2003-B Owner Trust

ARTICLE XX Purchase Agreement, dated as of October 31, 2003, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2003-B Owner Trust.

Truck Engine Receivables Master Trust

ARTICLE XXI Receivables Purchase Agreement, dated as of November 21, 2000, between NFC and Truck Engine Receivables Financing Co. (“TERFCO”).

RBC Conduit - Thunder Bay Funding, LLC

ARTICLE XXII Receivables Purchase Agreement dated as of July 30, 2004 between NFC and NFRRC.

ARTICLE XXIII Receivables Purchase Agreement dated as of April 29, 2005 between NFC and NFRRC.

2004-A Owner Trust

ARTICLE XXIV Purchase Agreement, dated as of April 1, 2004, between NFC and NFRRC as Purchaser with respect to Navistar Financial 2004-A Owner Trust.

2004-B Owner Trust

ARTICLE XXV Purchase Agreement dated as of November 17, 2004 between NFC and NFRRC as Purchaser with respect to Navistar Financial 2004-B Owner Trust.

ITLC Lease Purchase Agreement

ARTICLE XXVI ITLC Lease Purchase Agreement, dated as of June 30, 2004, between NFC and International Truck Leasing Corp.

SCHEDULE B

LIST OF COLLECTION BANKS, LOCK-BOXES,

SUSPENSE ACCOUNTS AND COLLECTION ACCOUNTS

COLLECTION BANK AND ADDRESS	LOCK-BOXES	SUSPENSE ACCOUNTS	COLLECTION ACCOUNTS
Bank of America Corporation 231 S. LaSalle St. Chicago, IL 60697	No. 98454	Harco Leasing Account No. 8188501208

	No. 96070	Retail Suspense Account No. 8188902116

	No. 99438	Wholesale Suspense Account No. 8188302119

Dealer ACH Receipts Acct. No. 1233729140

The Northern Trust Company 125 South Wacker Drive Chicago, IL 60675	No. 1852	Retail Deposit Account No. 12114	Retail Deposit Account No. 12114

SCHEDULE C

LIST OF PROCEEDS

ACCOUNT BANKS AND PROCEEDS DEPOSIT ACCOUNTS

PROCEEDS ACCOUNT BANK AND ADDRESS	PROCEEDS DEPOSIT ACCOUNT
JPMorgan Chase Bank, N.A.	No. 323-2370-53
140 E. 45th Street
New York, NY 10017

SCHEDULE D

SUBSIDIARIES AND CAPITALIZATION

Subsidiary		Outstanding share information	Percent Pledged
(f)	Navistar Financial Retail Receivables Corporation, a Delaware corporation	1,000 shares of common stock, par value $1.00 per share	100%

(g)	Navistar Financial Securities Corporation, a Delaware corporation	1,000 shares of common stock, par value $1.00 per share	100%

(h)	Harco Leasing Company, Inc., a Delaware corporation	13,618 shares of common stock, par value $1.00 per share	100%

(i)	Truck Retail Instalment Paper Corp., a Delaware corporation	1,000 shares of common stock, par value $1.00 per share	100%

(j)	Navistar, Inc., a Delaware corporation	1,000 shares of common stock, par value $10.00 per share	100%

(k)	Navistar Leasing Company, a Delaware statutory trust	N/A	N/A

(l)	Truck Engine Receivables Financing Co., a Delaware corporation	1,000 shares of common stock, par value $0.01 per share	100%

(m)	Truck Retail Accounts Corporation, a Delaware corporation	1,000 shares of common stock, par value $0.01 per share	100%

(n)	International Truck Leasing Corp., a Delaware corporation	1,000 shares of common stock, par value $0.01 per share	100%

(o)	Servicios Corporativos NFC, S.A. de C.V., a Mexican corporation	999 shares of Class I stock, par value $50.00 pesos per share; 28,512 shares of Class II stock, par value $50.00 pesos per share	65%

SCHEDULE E

INSTRUMENTS

A. Subsidiary Notes

Navistar Financial Corporation Capital Contribution Note in the amount of $16,366,674

Harco Leasing Company, Inc. Second Amended and Restated Grid Note in the Amount of $200,000,000

Navistar Financial Securities Corporation Promissory Note in the amount of $25,000,000

Navistar Financial Retail Receivables Corporation Revolving Note

Truck Retail Instalment Paper Corp. Subordinated Revolving Note

Truck Retail Instalment Paper Corp. Revolving Note

Navistar Financial Securities Corporation Master Revolving Note

Servicios Financieros Navistar, S.A. de C.V. Promissory Note in the amount of $20,000,000

Arrendadora Financiera Navistar, S.A. de C.V. Promissory Note in the amount of $20,000,000

International Truck Leasing Corp. Revolving Note

B. Stock Certificates

Stock certificate number 1 for 1,000 shares of common stock of Navistar Financial Retail Receivables Corporation, held by Navistar Financial Corporation.

Stock certificate number 2 for 1,000 shares of common stock of Navistar Financial Securities Corporation, held by Navistar Financial Corporation.

Stock certificate number 34 for 13,615 shares of the capital stock of Harco Leasing Company, Inc., held by International Harvester Credit Corporation.

Stock certificate number 35 for 3 shares of the capital stock of Harco Leasing Company, Inc., held by International Harvester Credit Corporation.

Stock certificate number 1 for 1,000 shares of common stock of Truck Retail Instalment Paper Corp., held by Navistar Financial Corporation.

Stock certificate number 5 for 100 shares of capital stock of The Monarch Agency, Inc., held by International Harvester Credit Corporation.

Stock certificate number 6 for 190 shares of capital stock of The Monarch Agency, Inc., held by International Harvester Credit Corporation.

Stock certificate number 7 for 710 shares of capital stock of The Monarch Agency, Inc., held by International Harvester Credit Corporation.

Stock certificate number 001 for 1,000 shares of common stock of Truck Engine Receivables Financing Co., held by Navistar Financial Corporation.

Stock certificate number C-1 for 1,000 shares of common stock of Truck Retail Accounts Corporation, held by Navistar Financial Corporation.

Stock certificate number 1 for 1,000 shares of common stock of International Truck Leasing Corp., held by Navistar Financial Corporation.

Stock certificate representing 999 shares of Class I stock of Servicios Corporativos NFC, S.A. de C.V., held by Navistar Financial Corporation.

Stock certificate representing 28,512 shares of Class II stock of Servicios Corporativos NFC, S.A. de C.V., held by Navistar Financial Corporation.

C. Other Instruments

Navistar Financial 1991-1 Grantor Trust 6.40% Asset Backed Certificate, Class B

Navistar Financial 2001-B Owner Trust Certificate

Navistar Financial 2002-A Owner Trust Certificate

Navistar Financial 2002-B Owner Trust Certificate

Navistar Financial 2003-A Owner Trust Certificate

Navistar Financial 2003-B Owner Trust Certificate

Navistar Financial 2004-A Owner Trust Certificate

Navistar Financial 2004-B Owner Trust Certificate

EXHIBIT A

PERFECTION CERTIFICATE

The undersigned, the chief legal officer of NAVISTAR FINANCIAL CORPORATION, a Delaware corporation (“Navistar Financial”), hereby certifies with reference to the Amended and Restated Security, Pledge and Trust Agreement dated as of July 1, 2005 (the “Agreement”) between Navistar Financial and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee (terms defined therein being used herein as therein defined), to the Trustee and each Secured Party as follows:

1. Names. (a) The exact corporate name of Navistar Financial as it appears in its certificate of incorporation is as follows:

Navistar Financial Corporation

(b) Set forth below is each other corporate name Navistar Financial has had since its organization, together with the date of the relevant change:

Name changed from International Harvester Credit Corporation on 2/20/86

(c) Navistar Financial has not changed its identity or corporate structure in any way within the past five years.

(d) The following is a list of all other names (including trade names or similar appellations) used by Navistar Financial or any of its divisions or other business units at any time during the past five years:

International Finance Group

IFG

2. Current Locations. (a) The chief executive office of Navistar Financial is located at the following address:

Mailing Address	County	State
425 N. Martingale Road
Schaumberg, IL 60173	Cook	Illinois

(b) The jurisdiction of incorporation of Navistar Financial is Delaware.

(c) Navistar Financial from time to time maintains Inventory and/or Equipment in more than one county and more than one town in each state (other than Hawaii). Navistar Financial also maintains Inventory and/or Equipment in the District of Columbia.

3. Unusual Transactions. All Inventory and Equipment has been acquired by Navistar Financial in the ordinary course of its business.

4. File Search Reports. Attached hereto as Schedule 4(A) is a true copy of a file search report from AL, AZ, AK, AR, CA, CO, CT, DE, DC, FL, GA (DeKalb County), IL, ID, IN, IA, KS, KY, LA (Orleans Parish County), MD, ME, MA, MI, MN, MS, MO (Jackson Kansas County), MT, NE, NV, NH, NJ, NM, NY, NC, NC (Mecklenburg County), ND, OH, OH (Licking County), OK, OR, PA, PA (Philadelphia County), RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI and WY. Attached hereto as Schedule 4(B) is a true copy of each financing statement or other filing identified in such file search reports.

5. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 5(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in Schedule 5(B) hereto.

6. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 5 above that have been made as of the date hereof have been paid.

7. Instruments. As of the date hereof, none of the Collateral (other than the Subsidiary Notes and the residual interest certificates) is evidenced by any Instrument.

IN WITNESS WHEREOF, I have hereunto set my hand this [    ] day of             , 2005.

Title:	Chief Legal Officer

SCHEDULE 5(A)

Description of Collateral

All personal property.

SCHEDULE 5(B)

FILING LOCATIONS

Jurisdiction	Filing Office
Delaware	Secretary of State

EXHIBIT B

CONFIRMATION

To:	Deutsche Bank Trust Company Americas, as Trustee
Navistar Financial Corporation

Re:	Purchase for the Account of Deutsche Bank Trust Company Americas,
as Trustee, of the marketable securities indicated below

Account Number:

Dear Sir or Madam:

Reference is made to the Amended and Restated Security, Pledge and Trust Agreement dated as of                  , 2005 (as the same may be amended from time to time, the “Agreement”) between Navistar Financial Corporation (with its successors, “Navistar Financial”) and Deutsche Bank Trust Company Americas, as trustee (with its successors in such capacity, the “Trustee”). Terms defined in the Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

We hereby confirm that we have purchased for the account of the Trustee the marketable securities identified on Schedule I hereto as to which ownership or the existence of a security interest is evidenced by entries on the books of a “securities intermediary” (as defined in the UCC), custodian or other entity. In addition, we hereby confirm that (a) we are a Permitted Financial Intermediary for purposes of the Agreement and the above-referenced purchase, (b) we have made such purchase through the above-referenced Securities Account of the Trustee, (c) we have made appropriate entries on our books to identify such marketable securities as being held for the Trustee, (d) we have received a copy of the Agreement executed by Navistar Financial and the Trustee and (e) such marketable securities [consist of direct obligations of the United States held in book-entry form at the Federal Reserve Bank of New York] [consist of specific certificated securities in our possession] [constitute or are part of a fungible bulk of “certificated securities” (as defined in the UCC) in our possession or of “uncertificated securities” (as so defined) registered in our name] [constitute or are part of a fungible bulk of “securities” (as defined in the UCC) shown on our account on the books of another “securities intermediary” (as so defined)].2

We agree as follows with respect to the above-referenced marketable securities: (a) we will have no right of compensation from any Person other than Navistar Financial; (b) we will look solely to Navistar Financial for payment of our expenses and charges, if any, in connection with any marketable securities held for the account of the Trustee or in connection

[2]	Insert one of the four bracketed clauses, as appropriate.

with following the Trustee’s instructions with regard thereto; (c) such marketable securities will be maintained free and clear of all Liens in our favor or in favor of anyone claiming by, through or under us; and (d) if certificates shall at any time be issued to us with regard to such marketable securities, we shall hold such certificates as the Trustee’s bailee and agent.

This Confirmation shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Permitted Financial Intermediary)

By:
Title:

2

SCHEDULE I